EXHIBIT 10.2

LOAN AGREEMENT

Dated as of November 7, 2025

By and between

MDRR XXV DST 1,

a Delaware statutory trust,
as Borrower,

and

PINNACLE BANK,

a Tennessee bank,
as Lender

Property:

312 East Nine Mile Road, Unit 34

Pensacola, Florida 32514,

Loan Amount: $7,710,000.00

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION1

Section 1.1 Definitions.1

Section 1.2 Principles of Construction23

ARTICLE II. THE LOAN23

Section 2.1 The Loan.23

Section 2.2 Payment Terms.24

Section 2.3 Default and Acceleration25

Section 2.4 Late Charge25

Section 2.5 Default Rate Applied upon Non-Payment25

Section 2.6 Prepayment.25

Section 2.7 Limitation on Interest27

ARTICLE III. REPRESENTATIONS AND WARRANTIES29

Section 3.1 Organization.29

Section 3.2 Validity of Documents.30

Section 3.3 Litigation31

Section 3.4 Agreements31

Section 3.5 Consents31

Section 3.6 ERISA.31

Section 3.7 OFAC31

Section 3.8 Compliance32

Section 3.9 Zoning32

Section 3.10 Financial Information32

Section 3.11 Casualty and Condemnation32

Section 3.12 Assignment of Leases33

Section 3.13 Insurance32

Section 3.14 Licenses and Permits33

Section 3.15 Flood Zone33

Section 3.16 Status of Property.33

Section 3.17 Leases.35

Section 3.18 Filing and Recording Taxes35

Section 3.19 Special Purpose Entity/Separateness.36

Section 3.20 Solvency36

Section 3.21 Organizational Chart36

Section 3.22 Material Agreements36

Section 3.23 No Other Debt36

Section 3.24 No Bankruptcy Filing36

Section 3.25 Full and Accurate Disclosure37

Section 3.26 Foreign Person37

Section 3.27 No Change in Facts or Circumstances; Disclosure37

Section 3.28 Intentionally Deleted37

Section 3.29 Criminal Acts37

Section 3.30 No Defaults37

Section 3.31 Purchase Agreement37

Section 3.32 Personal Property37

Section 3.33 Intentionally Deleted38

Section 3.34 REA37

Section 3.35 Environmental Representations and Warranties37

Section 3.36 Securities Laws Compliance38

Section 3.37 Qualified Delaware Statutory Trust38

Section 3.38 Intentionally Deleted39

Section 3.39 Third Party Representation38

Section 3.40 Change of Name, Identity or Structure38

Section 3.41 Survival of Representations39

ARTICLE IV. BORROWER COVENANTS39

Section 4.1 Existence; Legal Requirements.39

Section 4.2 Maintenance and Use of Property40

Section 4.3 Waste40

Section 4.4 Impositions.40

Section 4.5 Liens and Encumbrances41

Section 4.6 Litigation41

Section 4.7 Access to Property41

Section 4.8 Notice of Default41

Section 4.9 Cooperate in Legal Proceedings41

Section 4.10 Performance by Borrower42

Section 4.11 Books and Records42

Section 4.12 Estoppel Certificates.44

Section 4.13 ERISA.44

Section 4.14 OFAC.44

Section 4.15 Leasing.45

Section 4.16 Intentionally Deleted.46

Section 4.17 Payment for Labor and Materials.46

Section 4.18 Debt Cancellation47

Section 4.19 No Joint Assessment47

Section 4.20 Alterations47

Section 4.21 Special Purpose Entity.47

Section 4.22 Principal Place of Business; Chief Executive Office; Books and Records47

Section 4.23 Material Agreements48

Section 4.24 Personal Property48

Section 4.25 Environmental Covenants.48

Section 4.26 Further Assurances50

Section 4.27 Conversion of Borrower50

Section 4.28 Ownership Records51

Section 4.29 Trustees51

Section 4.30 No Action for Partition51

Section 4.31 Intentionally Deleted51

ARTICLE V. RESERVE FUNDS51

Section 5.1 Tax and Insurance Deposits.51

Section 5.2 Intentionally Deleted.53

Section 5.3 Operating Expense Reserve.53

Section 5.4 Excess Cash Flow Reserve54

Section 5.5 Capital Expenditure Reserve.54

Section 5.6 Debt Service Reserve.56

Section 5.7 Reserve Funds Generally.56

ARTICLE VI. INSURANCE, CASUALTY AND CONDEMNATION57

Section 6.1 Insurance.57

Section 6.2 Casualty and Condemnation.61

Section 6.3 Restoration.63

ARTICLE VII. NO SALE OR ENCUMBRANCE67

Section 7.1 Transfers.67

Section 7.2 Death of Guarantor; Replacement.70

ARTICLE VIII. DEFAULTS70

Section 8.1 Events of Default70

Section 8.2 Remedies73

Section 8.3 Duration of Events of Default73

ARTICLE IX. PARTICIPATION AND SALE OF LOAN74

Section 9.1 Assignment by Lender74

ARTICLE X. EXCULPATION74

Section 10.1 Exculpation.74

ARTICLE XI. CASH MANAGEMENT78

Section 11.1 Clearing Account.78

Section 11.2 Cash Management Account.80

Section 11.3 Rights on Default84

Section 11.4 Payments Received Under Cash Management84

ARTICLE XII. Servicer85

Section 12.1 Servicer.85

ARTICLE XIII. MISCELLANEOUS84

Section 13.1 Successors and Assigns; Terminology84

Section 13.2 Lender’s Discretion84

Section 13.3 Applicable Law; Consent to Jurisdiction85

Section 13.4 Waiver of Jury Trial85

Section 13.5 Modification86

Section 13.6 Notices86

Section 13.7 Headings87

Section 13.8 Severability87

Section 13.9 Preferences87

Section 13.10 Usury Savings Clause87

Section 13.11 Right to Deal88

Section 13.12 Waiver of Notice88

Section 13.13 Remedies of Borrower88

Section 13.14 Expenses88

Section 13.15 Schedules and Exhibits  Incorporated90

Section 13.16 No Joint Venture or Partnership; No Third Party Beneficiaries.90

Section 13.17 Publicity91

Section 13.18 Waiver of Marshalling of Assets91

Section 13.19 Waiver of Offsets/Defenses/Counterclaims91

Section 13.20 Conflict; Construction of Documents; Reliance91

Section 13.21 Brokers and Financial Advisors91

Section 13.22 Prior Agreements92

Section 13.23 Liability of Borrower92

Section 13.24 Joint and Several Liability92

Section 13.25 Counterparts92

Section 13.26 Time Of The Essence92

Section 13.27 No Merger92

Section 13.28 Delay Not a Waiver92

Schedules and Exhibits

Schedule 3.22 – Material Agreements

Schedule 3.34 – REAs

Exhibit A – Rent Roll

Exhibit B – Organizational Chart

Exhibit C – Annual Budget

v

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 7, 2025 (the “Execution Date”), by and between PINNACLE BANK, a Tennessee bank, having an address at 21 Platform Way S., Suite 2300, Nashville, TN 37203 (together with its successors and assigns, “Lender”), and MDRR XXV DST 1, a Delaware statutory trust, having an address at 6614 Three Chopt Road, Richmond, VA 23226 (“Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law.

“Accredited Investor” shall mean any investor that meets the definition of “accredited investor” in Rule 501 of Regulation D of Title 17 of the Code of Federal Regulations, part 230, Sections 501 through 508 (17 C.F.R. §230.501 et seq).

“Accrual Period” shall mean the period commencing on the first (1st) day of a calendar month and ending on the last day of such calendar month; provided that if this Agreement is dated as of any date other than the first (1st) day of a month, the first Accrual Period shall (i) consist of only the Closing Date, if the Closing Date is the last day of a month, and (ii) otherwise commence on the Closing Date and end on the last day of the calendar month in which Closing Date occurs.

“Act” shall have the meaning set forth in Section 4.21(b) hereof.

“Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, and (ii) any other Person which is directly or indirectly Controlled  by, Controls or is under common Control (as each is hereinafter defined)

with such Person or one or more of the Persons referred to in the preceding clause (i),; provided, however, in no event shall the Lender or any of its Affiliates be an Affiliate of Borrower.

“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Agreement” shall have the meaning set forth in the Introductory paragraph.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall have the meaning set forth in Section 4.11(c).

“Applicable Rate” means, for any day, Term SOFR (or, if applicable, the Benchmark Replacement) as in effect on such day plus 2.50%, but in no event to exceed the maximum rate of interest permitted by applicable law.  Any change in Term SOFR or the Benchmark Replacement shall be effective from and including the effective date of such change in Term SOFR or the Benchmark Replacement.

“Application” shall mean that certain Term Sheet dated August 4, 2025 between Lender (or an Affiliate thereof) and Borrower, with respect to the Loan.

“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied), cash basis accounting (consistently applied), or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.11(c).

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.  On the date of this Agreement, the only Available Tenor for the Term SOFR Reference Rate is one month.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, any other federal, state or foreign bankruptcy or insolvency law and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark pursuant to Section 1.03(a).

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Available Tenor(s) of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component) that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Available Tenor(s) of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Interest” means a “Beneficial Interest” as such term is defined in the Trust Agreement.

“Beneficial Interest Owner Transferee” shall have the meaning set for in Section 7.1(f) hereof.

“Beneficial Owner” means a Person in whose name a Beneficial Interest is registered in the Ownership Records or to whom a beneficial ownership certificate is issued pursuant to the terms of the Trust Agreement; any such Person shall be deemed to be a “beneficial owner” within the meaning of the Delaware Statutory Trust Act.

“Borrower” shall have the meaning set forth in the Introductory paragraph hereof.

“Borrower’s Account” shall mean an account with Lender, having account number xxxxxxx, in the name of Borrower.

“Borrower’s Constituents” shall mean the Persons who hold any direct or indirect interest in Borrower, irrespective of the number of tiers through which such interests are held, including without limitation the partners, members, shareholders, trustees and beneficiaries of Borrower, and each of their respective direct and indirect constituents (provided however, that unless otherwise expressly stated herein, representations and covenants herein pertaining to Borrower’s Constituents do not apply with respect to Persons who both (i) hold no managerial or controlling position or interest in Borrower or in any entity that directly or indirectly Controls Borrower, and (ii) whose only direct and indirect interests in Borrower are as holders of publicly traded shares, limited partnership interests and/or limited liability company interests aggregating less than twenty percent (20%) of the direct or indirect equity in Borrower).

“Borrower Party” or “Borrower Parties” shall mean, individually and collectively, as the context may require, Borrower, Trust Manager, any SPE Component Entity, any Affiliated Manager and Guarantor.

“Business Day” shall mean any day of the year other than (a) Saturday, Sunday, (b) a day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close.

“Capital Expenditure Advance” shall have the meaning set forth in Section 5.5 hereof.

“Capital Expenditure Requisition” shall have the meaning set forth in Section 5.5 hereof.

“Capital Expenditure Reserve Account” shall have the meaning set forth in Section 5.5 hereof.

“Capital Expenditure Reserve Fund” shall have the meaning set forth in Section 5.5 hereof.

“Cash Management Account” shall have the meaning set forth in Section 11.2(a) hereof.

“Cash Management Activation Notice” shall mean a written notice from Lender or its servicer to Clearing Bank stating that a Trigger Period has commenced and instructing Clearing Bank to transfer all available funds in the Clearing Account to the Cash Management Account in accordance with the Clearing Account Agreement.

“Cash Management Bank” shall have the meaning set forth in Section 11.2(a) hereof.

“Cash Management Bank Fees” shall have the meaning set forth in Section 11.2 hereof.

“Cash Management Deactivation Notice” shall mean a written notice from Lender or its servicer to Clearing Bank stating that a Trigger Period no longer exists and instructing Clearing Bank to transfer all available funds in the Clearing Account to an account designated by Borrower in accordance with the Clearing Account Agreement.

“Cash Management Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents (including, without limitation, the Clearing Account Agreement) related to, in each case, cash management and/or other related matters (including, without limitation, Article XI hereof).

“Casualty” shall have the meaning set forth in Section 6.2.1 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.3 hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.3 hereof.

“Clearing Account” shall have the meaning set forth in Section 11.1(a) hereof.

“Clearing Account Agreement” shall have the meaning set forth in Section 11.1(a) hereof.

“Clearing Bank” shall have the meaning set forth in Section 11.1(a) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall have the meaning set forth in Section 3.6(a) hereof.

“Condemnation” shall mean a temporary or permanent taking by reason of any condemnation or similar eminent domain proceeding or by grant or conveyance in lieu of condemnation or eminent domain.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.3 hereof.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Rate Change Date” or any similar or analogous definition (or the addition of a concept of an “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Constituent Members” shall have the meaning set forth in Section 4.21(d) hereof.

“Control” and the correlative terms “controlled by” and “controlling” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Conversion” shall have the meaning set for in Section 4.27.

“Conversion Trigger Event” shall have the meaning set forth in Section 4.27.

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document, including, without limitation, all amounts required to be deposited into the Reserve Accounts.

“Debt Service” shall mean, with respect to any particular period of time, an assumed annual debt service on the Loan calculated based on the amount of principal and interest that would be due and payable under this Agreement and the Note assuming an amortization of twenty-two (22) years.

“Debt Service Coverage Ratio” shall mean a ratio in which as of any date of determination by Lender: (A) the numerator is the Underwritten Net Operating Income of the Property, and (B) the denominator is the Debt Service during the preceding twelve (12) month period.  The Debt Service Coverage Ratio shall be calculated by Borrower in good faith and approved by Lender.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a per annum interest rate equal to the lesser of (i) five percent (5%) per annum above the Applicable Rate and (ii) the Maximum Legal Rate.

“Delaware Statutory Trust” is a trust formed under the Delaware Statutory Trust Act.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et. seq., or any successor statute thereto, in each case as amended from time to time.

“Delaware Statutory Trust Requirements” shall mean a Delaware Statutory Trust: (a) that meets the requirements of a Special Purpose Entity; (b) intentionally deleted; (c) that is subject to a trust agreement that may not be terminated so long as the Debt remains outstanding except upon the same terms as contained in Sections 9.1 and 9.2 of the Trust Agreement; (d) whose Beneficial Owners (and their respective creditors) have no direct interest in the Property, except as determined for purposes of Section 1031 of the Code; and (e) that is qualified to do business in the state in which the Property is located; provided, that, if Delaware Statutory Trusts cannot qualify to do business in such state, then the Trust Manager for such Delaware Statutory Trust shall be qualified to do business in each state.

“Delaware Trustee” shall mean Sorensen Entity Services LLC, or any subsequent trustee of Borrower that satisfies the requirements of the Delaware Statutory Trust Act.

“Depository” shall mean, collectively, Lender, or any Servicer, or financial institution (that is an Eligible Institution) that Lender may from time to time designate.

“Dollar” and “$” shall mean the lawful money of the United State of America.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” (or its equivalent) from applicable rating agencies (as reasonably determined by Lender) and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” (or its equivalent) from the applicable rating agencies (as reasonably determined by Lender).

“Environmental Condition” shall mean (A) any presence of Hazardous Substances in violation of any applicable Governmental Regulations relating to Hazardous Substances on the Property not expressly disclosed in the Environmental Reports or (B) any disposal, escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Substance at, from or affecting the Property in violation of any Governmental Regulations.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement given by Borrower and Guarantor to Lender and dated as of the date hereof.

“Environmental Law” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment.  The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive

Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Environmental Liens” shall have the meaning set forth in Section 4.25(a) hereof.

“Environmental Report” shall have the meaning set forth in Section 3.35 hereof.

“ERISA” shall have the meaning set forth in Section 3.6(a) hereof.

“Event of Default” shall have the meaning set forth in Section 8.1 hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 11.2(b) hereof.

“Excess Cash Flow Account” shall have the meaning set forth in Section 5.4 hereof.

“Execution Date” shall have the meaning set forth in the Introductory paragraph hereof.

“Existing Leases” shall have the meaning set forth in Section 3.17(a) hereof.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Floor” shall mean a rate of interest equal to 0.00%.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve

Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Governmental Regulations” shall mean, collectively, the provisions of all permits and licenses and all statutes, laws (including any health or safety law governing Borrower, its business, operations, property, assets or equipment, or the Property), ordinances, rules, requirements, resolutions, policy statements, orders and regulations of any Governmental Authority having jurisdiction over Borrower or the Property or any part thereof and interpretations thereof now or hereafter applicable to, or bearing on, the construction, development, maintenance, use, operation, sale, financing or leasing of the Property or any part thereof, or any adjoining vaults, sidewalks, streets, ways, parking areas or driveways, or the formation, existence, business or good standing of Borrower, including, without limitation, those relating to land use, subdivision, zoning, occupational health and safety, earthquake hazard reduction, if any, building and fire codes, pollution or protection of the environment, including, without limitation, laws relating to the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the ADA Accessibility Guidelines for Buildings and Facilities, the Interstate Land Sales Full Disclosure Act 15 U.S.C. Section 1701, et seq., laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Guarantor” shall mean Medalist Diversified Holdings, L.P., a Delaware limited partnership, and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guaranty” shall mean that certain Limited Guaranty of Recourse Obligations executed by Guarantor and dated as of the date hereof.

“Hazardous Substances” shall mean all materials and substances now or hereafter subject to any Governmental Regulations that pertain to hazardous substances or hazardous materials, including, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq., (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (iv) any toxic pollutant listed under Section 307(a) of FWPCA, (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. § 7401 et seq., (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (vii) “hazardous materials” within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., (viii) petroleum or petroleum by-products, (ix) asbestos and any asbestos containing materials, (x) any radioactive material or substance, (xi) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by, or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes, (xii) bacteria, mold or fungus, and (xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Governmental Regulations (including, without limitation, all applicable state, regional, county, municipal and local environmental, sanitation and health, conservation and pollution, waste disposal and control, clean air and water laws, codes, rules and regulations, to the extent applicable to the Property).  Notwithstanding the foregoing, Hazardous Substances shall not include cleaning and similar supplies used in the ordinary maintenance and repair of the Property and used, stored or disposed of in compliance with all Governmental Regulations.

“Impositions” shall mean (i) all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Property, or any portion thereof, including, without limitation, any taxes with respect to the Rents and Profits or arising in respect of the occupancy, use or possession of the Real Estate and Improvements, (ii) income taxes, franchise taxes, and other taxes owing by Borrower the non-payment of which would result in a Lien against the Property or otherwise diminish or impair the security of the Security Instrument and (iii) all taxes, charges, filing, registration, and recording fees, excises and levies imposed upon Lender by reason of or in connection with the execution, delivery and/or recording of the Loan Documents or the ownership of the Security Instrument or any Security Instrument supplemental thereto, any security instrument with respect to any equipment or any instrument of further assurance, and all corporate, stamp and other taxes required to be paid in connection with the Obligations (excluding, however, income taxes of Lender).

“Improvements” shall have the meaning ascribed to such term in the Security Instrument.

“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

“Insurance Exception Conditions” shall have the meaning set forth in Section 6.1 hereof.

“Insurance Exception Provision” shall have the meaning set forth in Section 6.1 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(e) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.3(b) hereof.

“Interest Rate Change Date" shall mean the date of the Note and each succeeding first (1st) day of a calendar month commencing on [___________ 1, 2025], or, at Lender's option while a Benchmark Replacement is in effect, such other dates as are determined by Lender to be appropriate to reflect the tenor of the Benchmark Replacement.

“Late Charge” shall have the meaning set forth in Section 2.4 hereof.

“Lease” shall mean all leases (including, but not limited to, the Sole Tenant Lease) and all other agreements for possession of all or any portion of the Property, including all of the same now or hereafter existing, and all extensions, modifications, amendments, expansions and renewals of any of the same and all Lease Guaranties.

“Lease Guaranty” shall mean every guarantee of any obligation under any Lease, including all modifications and amendments to such guaranties.

“Leasing Activity” shall have the meaning set forth in Section 4.15(b) hereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Guarantor or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the Introductory paragraph hereof.

“Lien” shall mean, with respect to the Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Guaranty, the Swap Documents Agreement, and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Material Action” shall mean, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or take any action to consolidate or merge such Person with or into any other Person, or take any action to divide, dissolve or liquidate such Person, or make any assignment for the benefit of creditors of such Person, or sell all or substantially all of such Person’s assets, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of this Agreement, the Note, the Security Instrument, the other Loan Documents or the Environmental Indemnity, or (iv) the ability of Borrower and/or Guarantor to perform its obligations under this Agreement, the Note, the Security Instrument, the other Loan Documents or the Environmental Indemnity.

“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property (other than the Asset Management Agreement and the Leases), (i) under which there is an obligation of Borrower to pay more than $200,000 per annum, (ii) the termination of which would materially adversely affect the Property or the operation thereof, or (iii) which is not terminable by the owner of the Property upon thirty (30) days’ or less notice without payment of a termination fee.

“Maturity Date” shall mean the earliest to occur of (i) the Scheduled Maturity Date and (ii) the date the Debt is accelerated and becomes due and payable pursuant to the terms of the Loan Documents.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan, whether or not an action against Borrower shall have been commenced, and if commenced, whether or not a judgment against Borrower shall have been obtained.

“Member” shall have the meaning set forth in Section 4.21(b) hereof.

“Monthly Capital Expenditure Deposit” shall have the meaning set forth in Section 5.5(a) hereof.

“Monthly Debt Service Payment Amount” shall mean, for each applicable Monthly Payment Date, a payment equal to the amount of interest which has accrued on the Principal Amount during the preceding Accrual Period computed at the Applicable Rate.

“Monthly Operating Expense Deposit” shall have the meaning set forth in Section 5.3(a) hereof.

“Monthly Payment Date” shall mean the first (1st) day of each calendar month prior to the Maturity Date commencing on January 1, 2026 and continuing through and including the Scheduled Maturity Date.

“Net Proceeds” shall have the meaning set forth in Section 6.3(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.3 hereof.

“Note” shall mean that certain Promissory Note dated as of the date hereof in the principal amount of $7,710,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligations” shall have the meaning ascribed to such term in the Security Instrument.

“OFAC” shall have the meaning set forth in Section 3.7 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.

“Operating Expense Advance” shall have the meaning set forth in Section 5.3(c) hereof.

“Operating Expense Reserve Account” shall have the meaning set forth in Section 5.3(a) hereof.

“Operating Expense Reserve Fund” shall have the meaning set forth in Section 5.3(a) hereof.

“OpEx Reserve Account” shall have the meaning set forth in Section 5.6 hereof.

“Ownership Records” shall mean the records maintained by the Trust Manager, substantially in the form of Exhibit D to the Trust Agreement, indicating from time to time the name, mailing address, and Percentage Share (as defined in the Trust Agreement) of each Beneficial Owner.

“PACE Loan” shall mean any assessment, bond, loan, financing, or other debt incurred pursuant to “property assessed clean energy, “special energy financing district,” or similar provisions of applicable laws.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of the Property and the conduct of Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).

“Permitted Beneficial Interest Transfer” shall mean any Transfer of less than twenty-five percent (25%) of the non-Controlling Beneficial Interests in Borrower, but only if such Transfer would not result in a Person owning a twenty-five percent (25%) or greater equity interest (directly or indirectly) in Borrower (to the extent such Person did not own a twenty-five percent (25%) or greater equity interest (directly or indirectly) in Borrower immediately prior to such Transfer).

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof, (c) Liens, if any, for taxes imposed by any Governmental Authority not yet delinquent, other than Liens securing a PACE Loan, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments or agreements entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments or agreements (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of the beneficial interests, stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto; provided in each case the Transfer Conditions (defined herein) are satisfied.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any nongovernmental entity or Governmental Authority.

“Personal Property” shall have the meaning ascribed to such term in the Security Instrument.

“Policies” and “Policy” shall have the meaning set forth in Section 6.1(c) hereof.

“Prepayment Date” shall mean the actual date of prepayment of the Loan to the extent permitted by, and in accordance with, the terms of this Agreement.

“Prepayment Notice” shall have the meaning set forth in Section 2.6(a) hereof.

“Principal Amount” shall mean as of the date of determination by Lender, the principal amount of the Loan outstanding.

“Prohibited Person” shall mean any person or entity:

(a)listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)that is owned or controlled by, or acting for or on behalf of, any Person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)who commits, threatens or conspires to commit or supports “Terrorism” as defined in the Executive Order; or

(e)that is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or who is an Affiliate of or affiliated with a Person or entity listed above.

“Property” shall mean, each parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to the Property and Improvements, as more particularly described in Article I of the Security Instrument and referred to therein as the “Property”.

“Qualified Delaware Statutory Trust” is a Delaware Statutory Trust meeting the Delaware Statutory Trust Requirements.

“Qualified Insurer” shall have the meaning set forth in Section 6.1(c) hereof.

“REA” shall mean, individually or collectively (as the context requires), each reciprocal easement or similar agreement affecting the Property as more particularly described on Schedule 3.34 hereto (if any), any amendment, restatement, replacement or other modification thereof, any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof and any amendment, restatement, replacement or other modification thereof.

“Real Estate” shall have the meaning ascribed to such term in the Security Instrument.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Rent Roll” shall have the meaning set forth in Section 3.17(a) hereof.

“Rents and Profits” shall have the meaning ascribed to such term in the Security Instrument.

“Required Insurance” shall have the meaning set forth in Section 6.1 hereof.

“Reserve Accounts” shall mean the Clearing Account, the Tax and Insurance Reserve Account, the Capital Expenditure Reserve Account, the Excess Cash Flow Account, the Operating Expense Reserve Account and any other account established by this Agreement or the other Loan Documents.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.

“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property (or any portion thereof), the completion of the repair and restoration of the Property (or applicable portion thereof) as nearly as possible to the condition the Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Threshold” shall mean an amount equal to $250,000.00.

“Restricted Party” shall mean Borrower, Trust Manager, Guarantor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Trust Manager, Guarantor, any SPE Component Entity, any Affiliated Manager, or any non-member manager of any of the foregoing.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Satisfactory Search Results” shall mean the results of Lender’s customary credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion.  Borrower shall pay all of Lender’s costs, fees and expenses in connection with the foregoing and, notwithstanding the forgoing, no such search results shall constitute “Satisfactory Search Results” until such costs, fees and expenses are paid in full.

“Scheduled Maturity Date” shall mean November __, 2030.

“Security Instrument” shall mean the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated the date hereof in the principal amount of $7,710,000.00, given by Borrower (or Trust Manager in its capacity as trustee of Borrower), as trustor, to the trustee named therein, as trustee, for the benefit of Lender, as beneficiary, covering the fee estate of Borrower in the Property.

“SFHA” shall have the meaning set forth in Section 6.1(a) hereof.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Sole Tenant” shall mean Tesla, Inc., a Texas corporation, together with its successors and/or assigns.

“Sole Tenant Lease” shall mean, individually and collectively, (i) that certain Lease dated September 21, 2024, by and between Borrower, as successor landlord, and Sole Tenant, as tenant, together with all amendments and modifications thereto, and (ii) each and every Lease Guaranty executed in connection therewith, together with all amendments and modifications thereto.

“SPE Component Entity” shall have the meaning set forth in the definition of “Special Purpose Entity”.

“Special Purpose Entity” a Person, other than a natural person, which:

(A)since the date of its formation and at all times prior to, on and after the date thereof, has not and shall not:

(i)engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(ii)acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property;

(iii)merge into or consolidate with any Person, or divide, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent is first obtained);

(v)own any subsidiary, or make any investment in, any Person (other than, with respect to any SPE Component Entity, in Borrower);

(vi)commingle its funds or assets with the funds or assets of any other Person;

(vii)incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt.  No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property;

(viii)fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates).  Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet.  Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii)make any loans or advances to any Person;

(xiii)fail to file its own tax returns (unless prohibited by applicable Legal Requirements from doing so);

(xiv)fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;

(xv)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so);

(xvi)without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, (d) make an assignment for the benefit of creditors or (e) take any Material Action with respect to Borrower or any SPE Component Entity (provided, that, none of any member, shareholder or partner (as applicable) of Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, the Lender has consented to such foregoing action);

(xvii)fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(xviii)fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so);

(xix)acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable; or

(xx)identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it.

(B)if such Special Purpose Entity is a partnership or limited liability company (other than an Acceptable LLC) or Qualified Delaware Statutory Trust, has each of its general partner (in the case of a partnership), at least one of its members (in the case of a limited liability company) and one trustee (in the case of a Qualified Delaware Statutory Trust) of such Borrower, as applicable, shall be a corporation or an Acceptable LLC (each, an “SPE Component Entity”) whose sole asset is its interest in such Special Purpose Entity (other than in the case of a trustee of a Qualified Delaware Statutory Trust), and such SPE Component Entity (i) will at all times comply with each of the representations, covenants, terms and provisions contained in sub-clauses (iii) - (vi) (inclusive) and (viii) – (xx) (inclusive) of clause A above as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in such Special Purpose Entity (or in the case of a trustee of a Qualified Delaware Statutory Trust, serving as such trustee and/or holding title to property for the benefit of the Qualified Delaware Statutory Trust); (iii) other than in the case of a trustee of a Qualified Delaware Statutory Trust, will not acquire or own any assets other than its partnership, membership, or other equity ownership interest in such Special Purpose Entity; (iv) other than in the case of a trustee of a Qualified Delaware Statutory Trust, will at all times continue to own no less than a 0.5% direct equity ownership interest in such Special Purpose Entity; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause such Special Purpose Entity to maintain its status as a Special Purpose Entity.

“State” shall mean the state when the Property is located.

“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 5.1(a) hereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement, including, but not limited to, Sole Tenant.

“Term SOFR” shall mean, for any day on or after the then most recent Interest Rate Change Date, the Term SOFR Reference Rate for a tenor of one month determined on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such Interest Rate Change Date, as such rate is published by the Term SOFR Administrator on such Periodic Term SOFR Determination Day; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.  For the purposes hereof, Term SOFR in no event shall ever be less than the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy or policies in the form acceptable to Lender issued with respect to the Property and insuring the lien of the

Security Instrument, together with such endorsements and affirmative coverage as Lender may require.

“Transfer” shall have the meaning set forth in Section 7.1(b) hereof.

“Treasury Yield” shall mean a yield determined by Lender by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or any successor or substitute publication of the Federal Reserve Board) that has become publicly available at least two (2) Business Days prior to the Prepayment Date, and shall be the most recent weekly average yield to maturity (expressed as a rate per annum) under the caption “Treasury Constant Maturities” for the year corresponding to the remaining average life of the Loan, as determined by Lender, through the ninetieth (90th) day preceding the Scheduled Maturity Date had the Loan not been prepaid, converted to a mortgage equivalent yield.  If no such “Treasury Constant Maturities” shall exactly correspond to such remaining average life of the Loan, as determined by Lender, yields for the two most closely corresponding published “Treasury Constant Maturities” shall be used to interpolate a single yield on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).  The Treasury Yield shall be computed to the fifth decimal place and then rounded to the fourth decimal point.

“Trigger Event” shall mean the occurrence of any of the following:

(a)an Event of Default; or

(b)any time on or after December 1, 2026, the Debt Service Coverage Ratio for one calendar quarter falls below 1.25x calculated using the then Underwritten Net Operating Income.

“Trigger Period” shall mean a period commencing upon the occurrence of a Trigger Event and ending upon the occurrence of the applicable Trigger Termination Event. Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Trigger Termination Event” shall mean the occurrence of any of the following as it relates to the applicable Trigger Event:

(a)if the Trigger Event is caused by the events described in clause (a) of the definition of Trigger Event, the acceptance by Lender of a cure of all then-outstanding Events of Default or the waiver thereof by Lender (which (x) cure Lender is not obligated to accept and may reject or accept in its sole and absolute discretion and (y) waiver Lender is not obligated to grant and may choose to not so grant in its sole and absolute discretion); or

(b)if the Trigger Event is caused by the events described in clause (b) of the definition of Trigger Event, the Debt Service Coverage Ratio remaining at or above 1.25x for two full calendar quarters calculated using the then Underwritten Net Operating Income.

“TRIPRA” shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2015 (Pub. L. 114-1, 129 Stat. 3).

“Trust Manager” shall mean MDRR XXV Trust Manager 1, LLC, a Delaware limited liability company.

“Trust Agreement” shall mean the Trust Agreement of Borrower as the same has been delivered to Lender in connection with the closing of the Loan, and as the same may be hereafter amended, restated, replaced, supplemented or otherwise modified from time to time.

“Underwritten Net Operating Income” shall mean as determined by Lender in its sole discretion:

(A)the sum of the annualized sum of all rents received by Borrower from third-party Tenants at the Property, minus

(B)actual operating expenses with respect to the Property for the immediately preceding twelve (12) month period, subject to Lender’s standard adjustments, including, but not limited to, for non-reoccurring expenses, imminent increases in operating expenses (if applicable), real estate tax reassessments (if applicable), replacement reserves equal to $0.15 per square foot, and management fees equal to the greater of actual or three percent (3%) of annual gross revenue from the Property.

The Underwritten Net Operating Income shall be calculated by Lender in good faith and shall be final absent manifest error.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Work Charge” shall have the meaning set forth in Section 4.17(a) hereof.

Section 1.2Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document or the Environmental Indemnity to any Loan Document or the Environmental Indemnity shall be deemed to mean such Loan Document or Environmental Indemnity (as applicable) as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor).  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE II.  THE LOAN
Section 2.1The Loan.
(a)Loan Commitment; Disbursement to Borrower.  Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower.  Borrower hereby waives any right Borrower may have to make any claim to the contrary.
(b)Agreement to Lend and Borrow.  Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.
(c)Single Disbursement to Borrower.  Borrower shall receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
(d)The Note.  The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.
(e)Origination Fee.  Borrower shall pay to Lender, at Loan closing, a non-refundable loan fee in the amount of Thirty-Eight Thousand Five Hundred Fifty and No/100 Dollars ($38,550.00).
Section 2.2Payment Terms.
(a)The Principal Amount shall be paid by Borrower to Lender together with interest at a rate per annum equal to the Applicable Rate, as follows:
(i)If this Agreement is dated as of a date other than the first (1st) day of a calendar month, a payment shall be due from Borrower to Lender on the Closing Date on account of all interest, at the Applicable Rate, scheduled to accrue on the Principal Amount from and after the Closing Date through and including the last day of the current Accrual Period.
(ii)On each Monthly Payment Date, Borrower shall make an interest only payment to Lender in the amount of the Monthly Debt Service Payment Amount.  Each payment shall be applied first to interest accrued during the Accrual Period immediately preceding the Monthly Payment Date.
(iii)The balance of the Principal Amount, all accrued interest, and all other portions of the Obligations remaining unpaid on the Scheduled Maturity Date shall be due and payable on the Scheduled Maturity Date (unless accelerated by Lender or prepaid in accordance with the provisions of Section 2.6 hereof, in which case the aforesaid sums described in this clause (iii) shall be payable on the Maturity Date or the Prepayment Date, as applicable).
(b)All payments, whether of principal, interest or otherwise, due hereunder and under any of the Loan Documents shall be to Lender per instructions provided by Lender.

(c)Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Obligations shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.
Section 2.3Default and Acceleration.  Upon the occurrence and during the continuance of any Event of Default, (a) the whole of the Principal Amount, (b) interest, including interest at the Default Rate, Late Charges (subject to Section 2.4 below) and other sums, as provided in this Agreement or the other Loan Documents, (c) all other monies agreed or provided to be paid by Borrower in this Agreement or the other Loan Documents, (d) all sums advanced pursuant to this Agreement or the Security Instrument to protect and preserve the Property and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the administration or enforcement of the Loan Documents or the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender shall without notice become immediately due and payable at the option of Lender.
Section 2.4Late Charge.  In the event that any payment provided for herein, other than the payment of principal due on the Maturity Date, shall become overdue for a period of five (5) calendar days or more, a late charge equal to the lesser of (x) five cents (.05¢) for each dollar of the amount so overdue and (y) the maximum amount permitted by applicable law (the “Late Charge”) shall become immediately due to Lender as liquidated damages, and not as a penalty, and as a reasonable estimate of Lender’s additional administrative expenses, the exact amount of which would be impossible to ascertain, and such sum shall, until paid, be part of the Obligations secured by the Security Instrument and the other Loan Documents.  Application of the Late Charge shall not be construed as a consent by Lender to an extension of time for any payment, as a waiver of any default that may be related to such or any other overdue payment or of any other default or as a waiver of any other right or remedy of Lender hereunder, at law or in equity.
Section 2.5Default Rate Applied upon Non-Payment.  In the event that any payment due hereunder is not paid in full when due, after the expiration of any applicable notice and/or cure period, or the Obligations are not paid in full on the Maturity Date, or such earlier date as the Obligations may become due hereunder, the entire Principal Amount and all of the Obligations (including, to the extent permitted by applicable law, any portion thereof which constitutes accrued and unpaid interest, but excluding any accrued but unpaid Late Charges), shall accrue interest until all payments past due hereunder are fully paid at a rate of interest equal to the Default Rate.
Section 2.6Prepayment.
(a)Provided no Event of Default exists, the Loan may be prepaid, in whole, but not in part, upon: (i) not less than thirty (30) days’ prior written notice to Lender specifying the Business Day on which prepayment is to be made, which notice shall be irrevocable once given (the “Prepayment Notice”); (ii) payment of the Principal Amount and all accrued and unpaid interest on the Principal Amount of the Loan to and including the day immediately prior to the Prepayment Date; and (iii) payment of all other sums then due under this Agreement, the Note, the Security Instrument and the other Loan Documents.  Lender shall not be obligated to accept any prepayment of the Loan unless it is accompanied by all sums due in connection therewith.
(b)Borrower hereby acknowledges that Lender would not make the Loan without full and complete assurance by Borrower of its agreement to pay the monthly payments as hereinabove provided, and Borrower’s further agreement not to prepay all or any part of the Principal Amount prior to the Scheduled Maturity Date, except on the terms expressly set forth in this Agreement.  In consideration of the foregoing, if, as a result of an Event of Default hereunder or under the Security Instrument or any of the other Loan Documents, Lender shall declare the Loan due and payable, in whole or in part, in accordance with Lender’s rights under this Agreement or any of the other Loan Documents, then Borrower shall pay to Lender on the date of such acceleration, all other amounts due Lender.
(c)Upon any payment or prepayment of the Loan on any day that is not the last day of the Accrual Period applicable thereto (regardless of whether such payment or prepayment is being made as a result of acceleration of the Loan, voluntary prepayment of all or a portion of the Loan in connection with a refinancing, or otherwise), Borrower shall pay to Lender an amount equal to the amount of all losses, expenses and liabilities that Lender may sustain as a result of (i) such payment; and (ii) early termination, adjustment, or settlement of, the Swap Transactions.  For purposes of calculating amounts payable to Lender under this paragraph, Lender shall be deemed to have actually funded any relevant loan through the purchase of a deposit bearing interest at an amount equal to the amount of that loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, that Lender may fund any Loan in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this paragraph. In amplification of the foregoing, any prepayment of the Loan prior to the Maturity Date may require termination of all or a portion of the related Swap Transaction. The termination of such Swap Transaction may result in a payment due from or to Borrower and will be subject to the applicable termination fees as provided for under the Swap Agreement.
(d)The following definitions shall apply to this Section 2.6 and as elsewhere used in the Loan Documents.

(i)“Swap Agreement” means any agreement, document, or instrument, including, without limitation, any Master Agreement or related confirmation, entered into by any party(ies) in connection with a Swap Transaction.
(ii)“Swap Documents” shall mean, collectively, the Master Agreement and each and every other agreement, document or instrument executed by the Borrower or the Guarantor in connection with or otherwise evidencing, guarantying or securing the Swap Transactions.
(iii)“Swap Obligation” means any obligation, liability, or Indebtedness of Borrower to Lender arising in connection with a Swap Transaction, including, without limitation, any fee, charge, or netting of liabilities in connection with the early termination, adjustment, or settlement of any Swap Transaction.
(iv)“Swap Transaction” means any of the following entered into between Lender and Borrower or between any counterparty and Lender for, or on behalf of, Borrower: (i) interest rate swap transaction, basis swap, forward rate transaction, commodity swap, forward commodity contract, commodity option, equity or equity index swap, equity or equity index option, bond or bond price or bond index swap or option, forward bond index transaction, interest rate option or swaption, foreign exchange transaction, interest rate cap transaction, interest rate floor transaction, interest rate collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, any similar transaction, or any other arrangement designed to alter the risks arising from fluctuation in currency values or interest rates, or any combination of any of the foregoing (including, without limitation, any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement; and (ii)  any transaction of any kind, or any related confirmation, which is subject to, or governed by, any Master Agreement.
Section 2.7Limitation on Interest.  The agreements made by Borrower with respect to this Agreement, the Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the Loan.  If at any time performance of any provision of this Agreement, the Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws.  If Lender shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Lender’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Principal Amount.  To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Applicable Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of the Loan.
Section 2.8Interest Rate.

(a)Interest Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.  The Benchmark shall be determined by the Lender in accordance with the terms of this Agreement, and such determination shall be conclusive absent manifest error.
(b)Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(c)Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, this Agreement shall be deemed amended to replace the then-current Benchmark with the Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Lender notifies the Borrower of such Benchmark Replacement; provided, however, that no replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.8(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii)No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.8.
(d)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)Notices; Standards for Decisions and Determinations.  The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Lender will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.8(d).  Any determination, decision or election that may be made by the Lender pursuant to this Section 2.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.8.
(f)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any Available Tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any Available Tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify any concept or definition of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if an Available Tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Applicable Rate” and/or any concept or definition of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
ARTICLE III.  REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the date hereof that:

Section 3.1Organization.
(a)Borrower (i) is duly organized, validly existing and is in good standing under the laws of the state of its formation, (ii) is duly qualified to transact business and is in good standing in the State, and (iii) has all necessary licenses, authorizations, registrations, permits and/or approvals, governmental and otherwise,  and full power and authority to own, operate and lease the Property and to carry on its business as presently conducted.
(b)Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity on Borrower’s part to be performed.
(c)Trust Manager has been duly organized and is validly existing and in good standing with requisite power and authority to serve as trustee of Borrower, and to transact the business in which it is now engaged, and possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged.
Section 3.2Validity of Documents.
(a)The execution, delivery and performance of this Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity by Borrower (or Trust Manager in its capacity as manager of Borrower) and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Asset Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in appropriate the land records in the State and except for Uniform Commercial Code filings relating to the security interest created hereby).
(b)This Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity have been duly executed and delivered by Borrower (or Trust Manager in its capacity as manager of Borrower) and Guarantor and constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).
(c)This Agreement, the Note, the Security Instrument, the other Loan Documents and the Environmental Indemnity constitute the legal, valid and binding obligations of Borrower and Guarantor.  The Loan Documents and the Environmental Indemnity are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents or the Environmental Indemnity, or the exercise of any right thereunder, render the Loan Documents or the Environmental Indemnity unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).  Neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect to the Loan Documents or the Environmental Indemnity.
Section 3.3Litigation.  Neither Borrower nor any Borrower Party is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Borrower’s ability to perform in accordance with the Loan Documents or the Environmental Indemnity.
Section 3.4Agreements.  Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would be reasonably likely to materially and adversely affect the condition (financial or other) or operations of the Property or Borrower or Borrower’s ability to perform its obligations hereunder or under the Loan Documents or the Environmental Indemnity.  Borrower has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property.
Section 3.5Consents.  No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or any of the other Loan Documents or the Environmental Indemnity or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Borrower.
Section 3.6ERISA. As of the date hereof, (i) Borrower does not sponsor, is not obligated to contribute to and is not an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) none of the assets of Borrower constitutes “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA.
Section 3.7OFAC.  As of the date hereof, Borrower and each of its Affiliates (i) is not a Prohibited Person and (ii) is in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.  Borrower has performed reasonable due diligence to insure that (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.

Section 3.8Compliance.  The Improvements and their use comply in all material respects with (and no notices of violation have been received in connection with) all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the use thereof, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.
Section 3.9Zoning.  The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by the Security Instrument.
Section 3.10Financial Information.  All financial statements and any other statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property and/or in connection with the Loan (i) are true, complete and correct in all material respects as of the date of such reports, (ii) accurately represent the financial condition of the Borrower, Guarantor, or the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as expressly disclosed therein.  Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and which are, individually or in the aggregate, reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in the most recent financial statements of Borrower delivered to Lender.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in the financial statements.
Section 3.11Casualty and Condemnation.  Except as expressly approved by Lender in writing, no Casualty or damage to any part of the Property has occurred which has not been fully restored or replaced.  No part of the Property has been taken in Condemnation or other similar proceeding or transferred in lieu of Condemnation, nor has Borrower received notice of any proposed Condemnation or other similar proceeding affecting the Property.  No Condemnation or other proceeding has been commenced, is pending or is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
Section 3.12Intentionally Deleted.
Section 3.13Insurance.  Borrower has obtained and has delivered to Lender certified copies of all of the Policies (or such other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement, together with evidence that all premiums thereunder have been prepaid. There are no present claims of any material nature under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.14Licenses and Permits.  All Permits and all other authorizations, permits, licenses, including, without limitation liquor licenses, if any, and operating permits, required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained, paid for and are in full force and effect.
Section 3.15Flood Zone.  Except as may be disclosed on the survey certified to Lender in connection with closing the Loan, none of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
Section 3.16Status of Property.
(a)The Property is served by all utilities required for the current or contemplated use thereof.  All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems
(b)All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.  The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.
(c)The Property is free from damage caused by fire or other casualty.  Except as may be disclosed in the property condition report or property condition assessment certified to Lender in connection with closing the Loan, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(d)All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.
(e)Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents.
(f)To the best knowledge of Borrower, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.
(g)Pursuant to that certain survey provided by Northwest Florida Land Surveying, Inc., dated September 18, 2025, last revised October 16, 2025, and to the best knowledge of Borrower, all the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.
(h)To the best knowledge of Borrower, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
(i)Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to the Property which have not been paid for in full.  There is no such construction, repairs, alterations or improvements ongoing at the Property as of the Closing Date.  There are no outstanding or disputed claims for any Work Charges and there are no outstanding liens or security interests in connection with any Work Charges, in each case, that are not fully insured against in Lender’s Title Insurance Policy.
(j)Borrower has good, marketable and insurable fee simple title to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances.  None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Loan Documents, (b) materially and adversely affect the value of the Property, (c) impair the use or operation of the Property, or (d) impair Borrower’s ability to pay its Obligations in a timely manner.  The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances
Section 3.17Leases.
(a)The rent roll attached hereto as Exhibit A (the “Rent Roll”) is true, correct and complete and there are no Leases affecting the Property except those Leases identified on the Rent Roll (collectively, “Existing Leases”).  All agreements between the Borrower and Tenants or between the Borrower and any Lease Guaranty are set forth in writing.
(b)There are no defaults by Borrower under the Existing Leases.  There are no defaults by any Tenant under the Existing Leases nor by any guarantors under any existing Lease Guaranties.  The Existing Leases, including the existing Lease Guaranties, if applicable, are in full force and effect.
(c)Except in the event of material Casualty or Condemnation, pursuant to applicable law, or following a landlord default, the Existing Leases may not be amended, terminated or canceled unilaterally by a Tenant (prior to the end of the applicable lease term) and no Tenant may be released from its obligations thereunder.
(d)Except only for rent and additional rent for the current month and any payment of the first month’s rent due upon lease execution, Borrower has not accepted any payment of rent more than one month in advance of its due date, nor any security deposit in an amount exceeding one month’s rent.
Section 3.18Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower under applicable Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.  All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

Section 3.19Special Purpose Entity/Separateness.
(a)Borrower is a Special Purpose Entity.
(b)The Property has “single asset real estate” status as defined by Section 101(51)(B) of the Bankruptcy Code.
(c)The representations and warranties set forth in this Section 3.19 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
(d)If Borrower is a Qualified Delaware Statutory Trust, the Trust Manager of Borrower shall be an Acceptable LLC. Such Trust Manager (i) will at all times comply with each of the covenants, terms and provisions contained in Section 4.21  hereof, and (ii) will not engage in any business or activity other than acting as the manager of Borrower (or holding fee title to the Property in its capacity as manager of Borrower); (iii) will not acquire or own any assets; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provision of this Section 3.19.
Section 3.20Solvency.  Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document or the Environmental Indemnity with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents and the Environmental Indemnity.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.
Section 3.21Organizational Chart.  The organizational chart attached as Exhibit B hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof and shows all Persons holding direct or indirect ownership interests in Borrower.  Borrower has delivered to Lender true and correct copies of all Borrower’s organizational documents and except as expressly approved by Lender in writing, there have been no changes in Borrower’s Constituents since the date that the Application was executed by Borrower.
Section 3.22Material Agreements.  Attached hereto as Schedule 3.22 is a list of all Material Agreements, true and complete copies of each of which have been delivered to Lender.
Section 3.23No Other Debt.  Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.
Section 3.24No Bankruptcy Filing.  Neither Borrower nor any Borrower Party is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and no such proceeding is contemplated or threatened.

Section 3.25Full and Accurate Disclosure.  No information contained in this Agreement, the other Loan Documents or the Environmental Indemnity, or in any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.  There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower or its business, operations or condition (financial or otherwise).
Section 3.26Foreign Person.  Neither Borrower nor any partner, member or shareholder of either is, a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.
Section 3.27No Change in Facts or Circumstances; Disclosure.  There has been no material adverse change from the conditions shown in the Application or in the materials submitted in connection with the Application or in the credit rating or financial condition of Borrower or any Borrower Party.
Section 3.28Intentionally Deleted.
Section 3.29Criminal Acts.  Neither Borrower nor any Borrower Party has been convicted of, or been indicted for, a felony criminal offense.
Section 3.30No Defaults.  Neither Borrower nor any Borrower Party is in default under any mortgage, deed of trust, note, loan or credit agreement.
Section 3.31Contribution Agreement.  Borrower has delivered to Lender a true and complete copy of the contribution agreement for Borrower’s acquisition of the Property on the Execution Date and there exist no material documents or instruments relating to the purchase of the Property other than those documents and instruments that have been delivered to Lender.
Section 3.32Personal Property.  Borrower owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Lender in writing.  The Personal Property has not been used or bought for personal, family, or household purposes, but has been bought and used solely for the purpose of carrying on Borrower’s business.

Intentionally Deleted.
Section 3.34REA.  The REA is in full force and effect and neither Borrower nor any other party to the REA, is in default thereunder, and there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth on Schedule 3.34, the REA has not been modified, amended or supplemented.
Section 3.35Environmental Representations and Warranties.  Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to as the “Environmental Report”), to Borrower’s best knowledge, (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate the Property for the purposes set forth in this Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant the Environmental Report; (b) there are no past, present or threatened releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

Section 3.36Securities Laws Compliance; Investment Company Act.  To Borrower’s best knowledge, no laws, rules or regulations relating to securities have at any time been violated by Borrower, its Affiliates, or any agent, broker or employee of either of them, in connection with the solicitation or sale of beneficial interests in Borrower.  Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 3.37Qualified Delaware Statutory Trust.  Borrower has been, is and shall be a Qualified Delaware Statutory Trust.
Section 3.38Intentionally Deleted.
Section 3.39Third Party Representation.  Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.
Section 3.40Change of Name, Identity or Structure.Borrower shall not, except in connection with a Conversion pursuant to Section 4.27 hereof, change (or permit to be changed) Borrower’s or any SPE Component Entity’s (a) name, (b) identity (including its trade name of names), (c) principal place of business set forth on the first page of this Agreement of (d) if not an individual, Borrower’s or any SPE Component Entity’s corporate, partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or any SPE Component Entity’s structure or state of formation, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or the applicable SPE Component entity intends to operate the Property, and representing and warranting that Borrower or the applicable SPE Component Entity does business under no other trade name with respect to the Property.

Section 3.41Survival of Representations.  Borrower agrees that, unless expressly provided otherwise, all of the warranties of Borrower set forth in this Article III and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE IV.  BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

Section 4.1Existence; Legal Requirements.
(a)Borrower will continuously maintain (i) its existence and shall not divide, dissolve or permit its dissolution, (ii) its rights to do business in the State and (iii) its franchises and trade names, if any.
(b)Borrower shall promptly comply and shall cause the Property to comply with all Legal Requirements affecting the Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Borrower to keep all Permits in full force and effect).  Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements. Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.2Maintenance and Use of Property.  Borrower shall cause the Property to be maintained in a good and safe condition and repair.  The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property in the ordinary course of business) without the consent of Lender or as otherwise permitted pursuant to Section 4.20 hereof.  Borrower shall perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by Condemnation or other proceeding of the character referred to in Section 3.11 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the land constituting the Property.  Borrower shall operate the Property for the same uses as the Property is currently operated and Borrower shall not, without the prior written consent of Lender, (i) change the use of the Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.
Section 4.3Waste.  Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan.  Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.
Section 4.4Impositions.
(a)Borrower shall pay (or cause to be paid) all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable.  Borrower shall furnish to Lender receipts for the payment of the Impositions prior to the date the same shall become delinquent.

(b)After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions or any other claim that can lead to a Lien against the Property, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Impositions or claim, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Impositions or claim from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Impositions or claim, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.
Section 4.5Liens and Encumbrances.  Without the prior written consent of Lender, to be exercised in Lender’s sole and absolute discretion, other than the Permitted Encumbrances, Borrower shall not create, place or allow to remain any Liens on the Property.  If any Liens are recorded against the Property or any part of the Property, Borrower shall obtain a discharge and release of any Liens and Encumbrances within thirty (30) days after receipt of notice of their existence.
Section 4.6Litigation.  Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Guarantor, and/or Trust Manager which might have a Material Adverse Effect.
Section 4.7Access to Property.  Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under the Leases.
Section 4.8Notice of Default.  Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Trust Manager’s, and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.
Section 4.9Cooperate in Legal Proceedings.  Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.10Performance by Borrower.  Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.
Section 4.11Books and Records.  Borrower shall furnish to Lender:
(a)Borrower shall keep and maintain on a calendar year basis, in accordance with the Approved Accounting Method, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Property, whether such income or expense be realized by Borrower or by any other Person whatsoever excepting tenants unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Property for the purpose of occupying the same.
(b)Within (i) ninety (90) days following the end of each calendar year, and (ii) forty-five (45) days following the end of each calendar quarter (except the quarter ending on December 31),  Borrower shall furnish to Lender: financial statements, a non-default certificate executed by an officer of Borrower, income statements, balance sheets and cash flow statements of Borrower and the Property (which after the occurrence of an Event of Default, shall be audited by a certified public accountant reasonably satisfactory to Lender) internally reviewed and certified by an officer of Borrower and stating that the same have been prepared in accordance with the Approved Accounting Method.
(c)Within thirty (30) days prior to the end of each calendar year, Borrower shall furnish to Lender detailed operating and capital budgets with respect to the Property for the following year (the “Annual Budget”), which such Annual Budget shall (A) until the occurrence and continuance of a Trigger Period, be provided to Lender for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period, not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein as the “Approved Annual Budget”).  Until such time that Lender approves a proposed Annual Budget, (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, all operating expenses of the Property for the then current calendar year shall be deemed extraordinary expenses of the Property and shall be subject to Lender’s prior written approval (not to be unreasonably withheld or delayed) and (2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Impositions, insurance premiums and utilities expenses.  A true, accurate and correct version of the current Annual Budget for the Property as of the date hereof is attached hereto as Exhibit C.
(d)Within sixty (60) days following the date that Borrower is required to file any state or federal income tax returns, Borrower shall deliver to Lender copies of such returns as filed with the applicable taxing authorities together with evidence of the payment of all federal and state income taxes required to be paid by Borrower.
(e)Monthly reports of Transfers, until all Class 1 Beneficial Interests (as defined in the Trust Agreement) have been transferred to Accredited Investors, and thereafter, upon request from Lender, Borrower shall  provide the Ownership Records.
(f)Intentionally Deleted.
(g)Within fifteen (15) Business Days after Lender’s request, Borrower shall furnish to Lender any additional documentation concerning Borrower (including state and federal tax returns), any Guarantor and/or the Property (including, without limitation, any Lease) as may be reasonably requested by Lender.
(h)Promptly following receipt, Borrower shall deliver to Lender a copy of each financial reporting delivery received from any Tenant pursuant to the terms of any Lease.
(i)Borrower agrees that all financial data and statements described in this Section 4.11 to be delivered to Lender pursuant to this Agreement shall be (a) complete and correct and present fairly the financial condition of the applicable Person in all material respects and (b) accompanied by an Officer’s Certificate, which certification shall contain covenant calculations and certification of no default, shall state that such financial statements meet the requirements set forth in the first sentence of this Section 4.11.  Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in Borrower’s financial condition.

Section 4.12Estoppel Certificates.
(a)After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Rate, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(b)Borrower shall deliver to Lender upon request, tenant estoppel certificates from each Tenant leasing space at the Property in accordance with the terms of such Tenant’s Lease (and so long as not prohibited by the terms of such Tenant’s lease, otherwise in form and substance reasonably satisfactory to Lender) provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.
Section 4.13ERISA.
(a)Throughout the term of the Loan, (i) Borrower shall not sponsor or contribute to and shall not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower shall constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower shall not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower shall not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA.
(b)Borrower shall not engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(c)Intentionally Deleted.
(d)Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that it is in compliance with the covenants contained in this Section 4.13.
Section 4.14OFAC.

(a)At all times throughout the term of the Loan, Borrower and all of its Affiliates shall (i) not be a Prohibited Person and (ii) be in full compliance with OFAC of the U.S. Department of the Treasury.  Borrower shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.
(b)Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that it is in compliance with the covenants contained in this Section 4.14.
Section 4.15Leasing.
(a)Borrower will (i) perform or cause to be performed the landlord’s obligations under all Leases now or hereafter affecting the whole or any part of the Property, (ii) enforce, short of termination, the performance by each Tenant under its respective Lease of all of said tenant’s obligations thereunder, and (iii) give Lender prompt written notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Borrower with respect to any Lease.
(b)Borrower will not enter into any new lease or enter into or consent to the amendment, modification, termination or surrender of any of the Leases or consent to any assignment of any Lease or any sublease under any Lease (herein “Leasing Activity”).
(c)Intentionally Deleted.
(d)Notwithstanding anything to the contrary contained herein, Borrower shall not, without Lender’s prior written consent:
(i)reduce the rents payable under any of the Lease;
(ii)amend, modify or otherwise alter any letter of credit or other security or any guaranty given in connection with any Lease, or waive, excuse,

condone, discount, set off, compromise or in any manner release or discharge any such security or any guarantor under any guaranty given in connection with any Lease of and from any obligation, condition and/or agreement to be kept, observed and/or performed by such guarantor; or
(iii)consent to an assignment or subletting by a Tenant of its interest in any Lease.
Section 4.16Title to the Property.  Borrower shall warrant and defend the validity and priority of the Liens of the Security Instrument on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances
Section 4.17Payment for Labor and Materials.
(a)Subject to Section 4.17(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.
(b)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith.  Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.18Debt Cancellation
.  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
Section 4.19No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
Section 4.20Alterations.  Notwithstanding anything contained herein to the contrary, Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the $200,000.00, (c) that are structural in nature, which approval may be granted or withheld in Lender’s sole discretion, or (d) otherwise require Borrower’s consent under any Lease.  If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the $200,000.00, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security acceptable to Lender, or (iv) a completion bond acceptable to Lender.  Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold. Special Purpose Entity. Borrower and Trust Manager shall at all times be a Special Purpose Entity.
Section 4.22Principal Place of Business; Chief Executive Office; Books and Records.  Borrower’s principal place of business and its chief executive office as of the date hereof is 6614 Three Chopt Road, Richmond, VA 23226. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower’s organizational identification number, assigned by the State of Delaware is 10075192.  Borrower’s federal tax identification number is 33-6902636. Borrower is not subject to back-up withholding taxes. Borrower shall not (i) change its principal place of business or name from the address and name set forth in the introductory paragraph hereof without, in each instance, (A) giving Lender at least thirty (30) days’ prior written notice thereof and (B) taking all action required by Lender for the purpose of perfecting and/or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents or (ii) change its organizational structure except as expressly permitted by this Agreement  without (A) obtaining the prior written consent of Lender and (B) taking all action reasonably required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents.  At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 4.23Material Agreements.  Borrower shall not, without Lender’s prior written consent, such consent not to be unreasonably withheld: (a) enter into any Material Agreement, (b) surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such Material Agreement would be commercially reasonable and then only if Borrower provides Lender notice of such termination and such termination would not be reasonably expected to result in a Material Adverse Change), (c) increase or consent to the increase of the amount of any fees or charges payable by Borrower under any Material Agreement, except for such increases as are expressly provided for therein, or (d) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement in any material respect.
Section 4.24Personal Property.  Borrower will not remove (or permit any Tenant to remove) the Personal Property without the prior written consent of Lender, except items of Personal Property which are consumed or worn out in ordinary usage which shall be promptly replaced with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
Section 4.25Environmental Covenants.
(a)Borrower covenants and agrees that: (i) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no releases of Hazardous Substances in, on, under or from the Property; (iii) there shall be no Hazardous Substances in, on, or under the Property, except those that are (A) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (B) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law, and (C) fully disclosed to Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, (A) comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property to reasonably effectuate Remediation of any condition (including but not limited to a release of a Hazardous Substance) in, on, under or from the Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (vii) Borrower shall not do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (viii) Borrower shall immediately notify Lender in writing of (A) any presence or releases or threatened releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.
(b)In the event that Lender has reason to believe that an environmental hazard exists on the Property that may, in Lender’s sole but reasonable discretion, endanger any Tenants or other occupants of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice from Lender, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole but reasonable discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on the Property that, in Lender’s sole but reasonable judgment, endangers any Tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property and Borrower has not conducted such assessment or audit as provided above, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times, subject to the rights of tenants under the Leases, to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole but reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Property.
Section 4.26Further Assurances.  Borrower will, at Borrower’s sole cost and expense, (i) promptly correct any defect or error which may be discovered in the contents of this Agreement, the Security Instrument or any other Loan Documents or any other agreement to which Borrower is a party or in the execution, acknowledgment or recordation thereof, and (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, mortgages, security deeds, conveyances, deeds of trust, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, assignments of rents or leases, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement, the rights or interests covered or intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, protect, continue, assign, transfer and confirm unto Lender the rights granted or intended to be granted to Lender hereunder or under any other instrument executed in connection with this Agreement or which Borrower may be or become bound to confirm, convey, bargain, sell, release, warrant, transfer, mortgage, pledge, grant, assure, set over or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of this Agreement; provided that the foregoing shall not increase the liability of Borrower or decrease the rights of Borrower as set forth in the Loan Documents, in either case other than in de minimis respects.  Upon notice to Borrower from Lender of the loss, theft, destruction or mutilation of any Note, Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated.  Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.
Section 4.27Conversion of Borrower.Within ten (10) Business Days after notice from Lender upon the occurrence of (a) any event that causes Trust Manager to cease to be the manager of Borrower without the prior written consent of Lender, (b) any event resulting in the dissolution of Borrower, or (c) an Event of Default (or if Borrower or Lender determines that an Event of Default is imminent, including, if the Loan is not repaid in full ninety (90) days prior to the Maturity Date) (each a “Conversion Trigger Event”), Borrower (by the action of the Trust Manager) shall terminate the Trust Agreement by converting Borrower into a Delaware limited liability company (1) in accordance with the terms of Section 9.2 of the Trust Agreement, (2) under the Control of Guarantor, (3) having organizational documents in form and substance satisfactory to Lender, and (4) meeting all the requirements of the covenants set out in Section 4.21 hereof (collectively, a “Conversion”); provided, however, that such a Conversion shall not be required if (i) the Conversion Trigger Event arises from an Event of Default pursuant to item (c) above and (ii) within ten (10) Business Days from the date of Lender’s notice of such Conversion Trigger Event, Borrower delivers to Lender either (A) written notice stating that Borrower is able to remedy such Conversion Trigger Event without effectuating a Conversion, or (B) evidence reasonably satisfactory to Lender that effectuating a Conversion would not, in light of the circumstances surrounding the Conversion Trigger Event, reasonably be expected to improve the ability of Borrower to remedy such Conversion Trigger Event.  For purposes of this Agreement, a Conversion Trigger Event shall be deemed to occur on the eleventh (11th) Business Day after the date of Lender’s notice of such Conversion Trigger Event, if no notice or evidence described in the preceding sentence has been delivered by Borrower to Lender.

Section 4.28Ownership Records. Borrower shall cause Trust Manager to (a) initially indicate on the Ownership Records that MDRR XXV Depositor 1, LLC, a Delaware limited liability company, is the sole Beneficial Owner of Class 2 Beneficial Interests of                                                                                                      Borrower and (b) periodically revise, contemporaneously with the issuance or transfer of Beneficial Interests in accordance with the Trust Agreement, changes in mailing addresses, or other changes.
Section 4.29Trustees.  Borrower shall not replace Delaware Trustee without thirty (30) days’ prior written notice to Lender, and such replacement Delaware Trustee must comply with all relevant State of Delaware trust laws and must be satisfactory to Lender in Lender’s reasonable discretion. Borrower shall not replace Trust Manager without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion, and any such replacement shall comply with all relevant State of Delaware trust laws. In addition, if Trust Manager holds title to the Property (in its capacity as manager of Borrower), upon replacement of such Trust Manager, Borrower shall deliver to Lender a date down endorsement to the title policy issued to Lender in connection with the closing of the Loan, without exceptions other than Permitted Encumbrances and confirming that such replacement trustee holds title to the Property subject to the lien of the Security Instrument.
Section 4.30No Action for Partition. Neither Borrower nor any Person holding a direct or indirect beneficial interest in Borrower shall initiate any action to partition the Property, or any similar action, without Lender’s prior written consent.
Section 4.31Intentionally Deleted.
Section 4.32Income from the Property.  Subject to Article XI hereof, Borrower shall deposit all Rents and Profits from the Property into Borrower’s Account.
ARTICLE V.  RESERVE FUNDS
Section 5.1Tax and Insurance Deposits.
(a)Amount of Deposits.  Subject to Section 5.1(c) below, Borrower shall deposit with Depository, into an account in the name of Lender (the “Tax and Insurance Reserve Account”), monthly, one-twelfth (l/12th) of the annual Insurance Premiums and one-twelfth (1/12th) of the amount of all Impositions estimated by Lender to be due for the immediately succeeding calendar year.  In addition, if required by Lender during the occurrence and continuance of a Trigger Period, Borrower shall also deposit with the Depository a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and Insurance Premiums at least thirty (30) days before such payments are due.  All such funds shall be held in the Tax and Insurance Reserve Account.  Any interest earned on the funds held by the Depository, less Depository’s customary administrative charges, shall be credited to, and remain in an account with the Depository, but the amount thereof shall be credited against future deposit obligations under this Section 5.1.  Lender shall bear no liability for the failure to achieve any particular rate of return or yield on funds held by the Depository.  If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of Lender’s reasonable estimate thereof, and, when such amount is fixed for the then-current year, Borrower shall promptly deposit any deficiency with the Depository.  Lender acknowledges and agrees that Borrower is not currently required to make the deposits pursuant to this Section 5.1, provided, however, that (i) in connection with deposits for Impositions, Lender retains the right to require Borrower to make the deposits specified herein in the future during the continuance of a Trigger Period, and (ii) in connection with deposits for Insurance Premiums, Lender shall not require Borrower to make such deposits provided that (A) no Trigger Period shall exist and remain uncured, (B) Borrower is maintaining the required insurance hereunder pursuant to a blanket insurance Policy approved by Lender in Lender’s sole and absolute discretion, and (C) Borrower has provided Lender with evidence reasonably satisfactory to Lender of payment in advance of the annual Insurance Premiums.
(b)Use of Deposits.  All funds so deposited shall, until so applied by the Depository for the payment of Impositions or Insurance Premiums, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository.  If an Event of Default shall have occurred hereunder and be continuing, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender’s option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in this Section 5.1.  Borrower shall have no right to require that the Depository hold funds hereunder in an interest-bearing account.
(c)Conditional Suspension of Deposits.  Notwithstanding anything contained in this Section 5.1 to the contrary, and without limiting Borrower’s obligations to pay (or cause to be paid) all Impositions and Insurance Premiums as set forth herein, Borrower shall have no obligation to make the monthly deposits of Impositions or Insurance Premiums into the Tax and Insurance Reserve Account so long as all of the following conditions remain satisfied:
(i)in connection with deposits for Impositions: (i) no Event of Default has occurred and is continuing; (ii) the Sole Tenant is responsible, pursuant to the terms of the Sole Tenant Lease, for the direct payment of such Impositions to the applicable taxing authority and is, in fact, timely making all such required payments pursuant thereto, and no default has occurred under the Sole Tenant Lease with respect thereto; and (iii) Lender receives evidence satisfactory to Lender that all Impositions have been timely paid no later than fifteen (15) days prior to the date such Impositions are delinquent. Upon the failure of any of the foregoing conditions, the requirement for Borrower to make the required monthly deposits into the Tax and Insurance Reserve Account for Impositions will be reinstated and

Borrower will be required to make such monthly deposits commencing on the next Monthly Payment Date to occur; and
(ii)in connection with deposits for Insurance Premiums: (i) no Event of Default has occurred and is continuing; (ii) Borrower is responsible for maintaining, and is in fact maintaining, insurance for the Property that complies with the requirements set forth in this Agreement, and is reimbursed by Sole Tenant in additional rent, and no default has occurred under the Sole Tenant Lease with respect thereto; (iii) Lender receives evidence satisfactory to Lender that all Insurance Premiums with regard to the insurance required to be maintained pursuant to this Agreement have been paid for the relevant period no later than fifteen (15) days prior to the expiration date of such insurance; and (iv) Lender receives satisfactory evidence of insurance when the same is required pursuant to the terms of this Agreement.

Upon the failure of any of the foregoing conditions, the requirement for Borrower to make the required monthly deposits into the Tax and Insurance Reserve Account will be reinstated, as applicable, and Borrower will be required to make such monthly deposits commencing on the next Monthly Payment Date to occur.  Nothing contained herein shall diminish Lender’s rights (all of which are expressly reserved) arising under Section 5.1.1(f) hereof

Section 5.2Intentionally Deleted.
Section 5.3Operating Expense Reserve.
(a)Deposit to Operating Expense Reserve Fund.  Upon the written request of Lender and during the occurrence and continuance of a Trigger Period, Borrower shall deposit (or cause to be deposited) with Depository, into an account in the name of Lender, an amount sufficient to pay for operating expenses for the applicable period incurred in accordance with the Approved Annual Budget (the “Monthly Operating Expense Deposit”).  All such amounts shall be held by Depository in an account (the “Operating Expense Reserve Account”) until released in accordance with the provisions of clause (b) below.  Amounts deposited in the Operating Expense Reserve Account pursuant to this Section 5.3 are referred to herein as the “Operating Expense Reserve Fund”.  Lender may reassess the amount of the Monthly Operating Expense Deposit from time to time, and may require Borrower to increase such monthly deposits upon thirty (30) days’ notice to Borrower if Lender reasonably determines that an increase is reasonably necessary to maintain the proper operation of the Property.  Lender acknowledges and agrees that Borrower is not currently required to make the deposits pursuant to this Section 5.3, provided, however, that Lender retains the right to require Borrower to make the deposits specified herein in the future during the existence of a Trigger Period.

(b)Release of Operating Expense Reserve Fund.  Lender shall cause Depository to disburse funds from the Operating Expense Reserve Fund to Borrower promptly after satisfaction of all of the following conditions:
(i)no Default (other than a Default for which Borrower has commenced a cure and ultimately does cure) or Event of Default shall have occurred and be continuing at the time of the submission of an Operating Expense Requisition or as of the date of the disbursement of the Operating Expense Advance.  Borrower’s submission of an Operating Expense Requisition shall be deemed Borrower’s certification that Borrower is in full compliance with the terms of this Section 5.3 and that no Default or Event of Default shall have occurred and be continuing at the time of the submission of such Operating Expense Requisition.
(ii)Lender’s receipt of a certificate from an officer of Borrower certifying that the requested disbursement is for an operating expense incurred by Borrower and included in the Approved Annual Budget or otherwise approved by Lender.

Notwithstanding the foregoing, Lender shall cause all amounts held in the Operating Expense Reserve Account, including interest (if any), to be released to Borrower within ten (10) Business Days of the termination of the Trigger Period.

(c)Disbursement of Operating Expense Advance.  Lender shall make disbursements from the Operating Expense Reserve Fund (each, an “Operating Expense Advance”) pursuant to, and in accordance with, the terms of this Section 5.3 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of an Operating Expense Advance, of a written requisition (a “Operating Expense Requisition”) on such form or forms as may be reasonably required by Lender.
Section 5.4Excess Cash Flow Reserve.  During the occurrence and continuance of a Trigger Period, on each Monthly Payment Date during the term of the Loan all Excess Cash Flow shall be deposited with Depository, into an account in the name of Lender in accordance with Section 11.2(b) hereof.  All such amounts shall be held by Depository in an account (the “Excess Cash Flow Account”) until released in accordance with this Section 5.4. Lender shall cause all amounts held in the Excess Cash Flow Account, including interest, to be released to Borrower within ten (10) Business Days after the termination of the Trigger Period.
Section 5.5Capital Expenditure Reserve.
(a)Deposit to Capital Expenditure Reserve Fund.  Prior to the Maturity Date, Lender may require Borrower to deposit with Depository, into an account in the name of Lender (the “Capital Expenditure Reserve Account”), an amount reasonably determined by Lender to pay for or reimburse Borrower for any capital repairs, replacements and improvements necessary to keep the Property in good condition, order and repair and to prevent deterioration of the Property (a “Capital Expenditure Advance”) and/or on each Monthly Payment Date, Borrower shall deposit (or cause to be deposited) with Depository, into the Capital Expenditure Reserve Account, an amount reasonably determined by Lender (the “Monthly Capital Expenditure Deposit”).  All such amounts shall be held by Depository in the Capital Expenditure Reserve Account until released in accordance with the provisions of clause (b) below.  Amounts deposited in the Capital Expenditure Reserve Account pursuant to this Section 5.5 are referred to herein as the “Capital Expenditure Reserve Fund”.  Lender may reassess the amount of the Monthly Capital Expenditure Deposit from time to time, and may require Borrower to increase such monthly deposits upon thirty (30) days’ notice to Borrower if Lender reasonably determines that an increase is necessary to maintain the proper condition of the Property.
(b)Release of Capital Expenditure Reserve Fund.  Lender shall cause Depository to disburse funds from the Capital Expenditure Reserve Fund to Borrower subject to satisfaction with the conditions:
(i)no Default (other than a Default for which Borrower has commenced a cure and ultimately does cure) or Event of Default shall have occurred and be continuing at the time of the submission of a Capital Expenditure Requisition (as hereinafter defined) or as of the date of the disbursement of the Capital Expenditure Advance.  Borrower’s submission of a Capital Expenditure Requisition (as hereinafter defined) shall be deemed Borrower’s certification that no Default or Event of Default shall have occurred and be continuing at the time of the submission of such Capital Expenditure Requisition.
(ii)Lender’s receipt of a certificate from an officer of Borrower certifying that the requested disbursement is either to (a) reimburse Borrower for a capital expenditure already paid by Borrower or (b) pay the actual cost of a certain capital expenditure then due and payable directly to a third party vendor that is not an affiliate of Borrower, and in each of the foregoing cases, that was approved by Lender.
(iii)Borrower shall provide evidence satisfactory to Lender that all the capital expenditure work for which the Capital Expenditure Advance is being requested has been performed (1) in accordance with all Governmental Regulations, and (2) in a good and workmanlike manner, which evidence may consist of, unless additional evidence is reasonably requested by Lender, certifications of the foregoing included in the certificate described in subsection (ii) above.
(iv)Borrower has delivered to Lender invoices and conditional lien releases for direct payments or paid receipts and lien waivers for reimbursement to Borrower, in each case, from all contractors, subcontractors and materialmen supplying labor or materials for which the Capital Expenditure Advance is being requested; provided that, at Lender’s option, if the cost of any individual capital expenditure subject to a Capital Expenditure Advance exceeds $25,000.00, Lender shall have received the results of a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender.
(c)Disbursement of Capital Expenditure Advance.  Lender shall disburse to Borrower each Capital Expenditure Advance pursuant to, and in accordance with, the terms of this Section 5.5 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of a Capital Expenditure Advance, of a written requisition (a “Capital Expenditure Requisition”), certified by Borrower on such form or forms as may be required by Lender.  Each Capital Expenditure Requisition shall be for not less than $10,000, except that the final Capital Expenditure Requisition may be for less than $10,000.  Each Capital Expenditure Requisition shall be deemed a representation by Borrower that Borrower is in full compliance with the terms of this Section 5.5.  Lender shall not be obligated to make disbursements of the Capital Expenditure Reserve Fund to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from any other Reserve Accounts.
Section 5.6Intentionally Deleted.
Section 5.7Reserve Funds Generally.
(a)Prohibition Against Further Encumbrance.  Borrower shall not, without the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon or a UCC-1 financing statement, except those naming Lender as the Secured Party, to be filed with respect thereto.
(b)Use of Deposits.  All funds so deposited into the Reserve Accounts shall, until so disbursed by the Depository as set forth in the applicable provisions, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository.  If an Event of Default shall have occurred hereunder and be continuing, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender’s option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in Section 5.1, Section 5.3, Section 5.4, Section 5.5, Section 5.6, or Section 5.7, respectively.

(c)Interest accrued on any Account shall be required to be remitted to Borrower
(d)Transfer of Loan.  Upon an assignment or other transfer of Loan, the Depository shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Depository shall thereupon be completely released from all liability with respect to such deposits and Borrower or the owner of the Property shall look solely to the assignee or transferee with respect thereto.  This provision shall apply to every transfer of such deposits to a new assignee or transferee.
(e)Transfer of the Property and Satisfaction of Loan.  Subject to Article VII hereof and so long as the Loan remains outstanding, transfer of record title to the Property shall automatically transfer to the new owner all of Borrower’s beneficial interest in any funds deposited into the Reserve Accounts, subject to the rights of Lender as provided herein.  Upon full payment and satisfaction of the Loan or, at Lender’s option, at any prior time, the balance of amounts deposited in the Depository’s possession shall be paid over to the record owner of the Property, and no other party shall have any right or claim thereto in any event.
ARTICLE VI.  INSURANCE, CASUALTY AND CONDEMNATION
Section 6.1Insurance.
(a)Coverages. Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth herein:
(i)comprehensive all risk insurance on the Improvements and the Personal Property, including windstorm/named storm coverage, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co- insurance provisions; (C) providing for a deductible of not greater than $25,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the Property; (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Borrower shall obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement, which shall include sufficient coverage with limits as reasonably acceptable to Lender for (1) coverage for loss to undamaged portion of building, (2) demolition costs, and (3) increased costs of construction; and (E) with respect to the construction of any new Improvements, written on a so-called builder’s risk completed value form on a non-reporting basis;

(ii)business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of  (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period.  All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(ii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iii)if any portion of the Improvements is currently or at any time in the future located in a federally designated Special Flood Hazard Area (“SFHA”), flood hazard insurance in an amount equal to (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such greater amount as Lender shall require;
(iv)the insurance required under this Section 6.1(a)(i), (ii) and (vi) shall cover perils of terrorism insurance for Certified Acts of Terrorism (as such terms are defined in TRIPRA) in an amount equal to the Full Replacement Cost plus twelve (12) months of business income insurance consistent with the requirements of Section 6.1(a)(ii);
(v)steam boiler and machinery breakdown direct damage insurance, in an amount acceptable to Lender, for all boilers and machinery which form a part of the Property;
(vi)commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a combined limit (not including “umbrella” coverage in place) of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with no deductible or self-insured retention in excess of $1,000, with excess “umbrella coverage” in an amount not less than $5,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insured contracts, to the extent the same is available;
(vii)at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy;
(viii)if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to Lender;
(ix)if Borrower has employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;
(x)if Borrower has employees, a blanket fidelity bond or “Employee Dishonesty” coverage insuring against losses resulting from dishonest or fraudulent acts committed by personnel retained in connection with the operation of the Property; and
(xi)such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)Blanket Insurance; Separate Insurance.  Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer (as hereinafter defined), or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower.  In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause complete copies of each Policy to be delivered as required in Section 6.1(e), except binders shall be submitted in the event such policies have not yet been issued, to be followed by complete copies of policies upon issuance.  Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).
(c)Insurers.  All policies of insurance required under this Section 6.1 (collectively, the “Policies” and each, individually, a “Policy”) shall be issued by companies having a general policy rating of “A- VIII” or better by Best Key Rating Guide or “A-” or better by S&P (any of such companies being referred to individually herein as a “Qualified Insurer”) or with such other companies satisfactory to Lender, and shall be subject to the approval of Lender as to amount, content, form and expiration date; it being agreed that the approval by Lender of any insurer shall not be construed to be a representation, certification or warranty of its solvency, and no approval by Lender as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.
(d)Insured Parties.  All Policies provided for or contemplated by Section 6.1(a) hereof, shall name Borrower as a named insured. The insurance required under subsections (i) through (v), inclusive, of Section 6.1(a) shall name Lender, its successors and/or assigns, as mortgagee/loss payee under a Standard Mortgage Clause and a Lender’s Loss Payable Endorsement or an equivalent standard form attached to, or otherwise made a part of such policy in favor of Lender.  The insurance maintained under subsections (vi) through (x), inclusive, of Section 6.1(a) shall name Lender, its successors and/or assigns, as an additional insured.  It is agreed that, and each property policy shall expressly state that, losses shall be payable jointly to Lender and Borrower notwithstanding (1) any act or negligence of Borrower or its agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment, (2) the occupation or use of the Property or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Agreement, or (4) any change in title to or ownership of the Property or any part thereof.  No Policy shall be canceled without at least thirty (30) days written notice to Lender, which may be reduced to ten (10) days’ written notice for non-payment of premium.  The issuers thereof shall give written notice to Lender if the issuers elect not to renew prior to its expiration.  Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(e)Delivery of Policies.  If not previously delivered to Lender, Borrower shall deliver to Lender no later than thirty (30) days after the date hereof complete copies of the existing Policies providing the insurance coverage required under Section 6.1(a) marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) annually in advance.  In addition, upon expiration of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender complete copies of new or renewal Policies (also marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance; provided, however, that in the case of renewal policies, Borrower shall furnish Lender with binders and Acord Form 28 and 25 Certificates therefor to be followed by the original policies when issued.  If requested by Lender, Borrower shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.  Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums.
(f)Failure to Deliver Policies.  If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect, together with interest at the Default Rate from the date incurred by Lender, shall be secured by the Security Instrument and payable by Borrower to Lender immediately upon Lender’s demand.
(g)Transfer of Title.  In the event of foreclosure of the Security Instrument or other transfer of title or assignment of the Property, by reason of a default hereunder, in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Borrower in and to all policies of insurance required under this Section 6.1 or otherwise then in force with respect to the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property.
Section 6.2Casualty and Condemnation.
(a)Casualty.  If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.3 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.3 hereof.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.  In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Restoration Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.
(b)Condemnation.  Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of upon obtaining knowledge thereof, and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any portion of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.3 hereof and otherwise comply with the provisions of Section 6.3 hereof.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.3Restoration.

The following provisions shall apply in connection with the Restoration of the Property:

(a)If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be paid to Lender and disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.3(c) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b)If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, the Net Proceeds shall be paid to Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.3.  The term “Net Proceeds” for purposes of this Section 6.3 shall mean:  (i) the net amount of all insurance proceeds received by Lender pursuant to Article VI as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
(c)The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
(i)no Event of Default shall have occurred and be continuing;
(ii)(1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;
(iii)Notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, Borrower will make all necessary repairs and restorations thereto at their sole cost and expense.
(iv)Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs); provided that Borrower applying for approvals, authorizations, certifications, licenses and permits required in connection with such Restoration shall be deemed a commencement of the Restoration) and shall diligently pursue the same to satisfactory completion;
(v)Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;
(vi)Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2)  such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition, and with the same permitted use thereof under applicable Legal Requirements, it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;
(vii)Borrower and Guarantor shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower and Guarantor shall jointly and severally guaranty to Lender the lien-free completion by Borrower of the Restoration;
(viii)the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(ix)the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(x)such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;
(xi)intentionally deleted;
(xii)Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be subject to Lender’s approval; and
(xiii)the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.
(d)The Net Proceeds shall be held by Lender in an account and, until disbursed in accordance with the provisions of this Section 6.3, shall constitute additional security for the Debt and the other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents under the Loan Documents.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.
(e)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender in consultation with Borrower (the “Casualty Consultant”).  Lender and Borrower shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender, Borrower and the Casualty Consultant.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.
(f)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed and (ii) thereafter, five percent (5%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.3, be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.3 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(g)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than twice every calendar month.
(h)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.3 shall constitute additional security for the Debt and the other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents under the Loan Documents.
(i)The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.3, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be (x) if a Trigger Period shall be continuing, at Lender’s option, deposited in the Cash Management Account to be disbursed in accordance with this Agreement or

(y)  provided no Trigger Period shall be continuing, promptly disbursed to Borrower.
(j)All Net Proceeds not required to be made available for the Restoration or returned to Borrower pursuant to subsection (i) above shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.  If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.
(k)In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
ARTICLE VII.  NO SALE OR ENCUMBRANCE
Section 7.1Transfers.
(a)Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender can recover the Debt by a sale of the Property.
(b)Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 7.1, Borrower shall not, and shall not permit any Restricted Party do any of the following (individually and collectively, a “Transfer”):  (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the

Property or any part thereof or any legal or beneficial interest therein, (ii) enter into any PACE Loan or (iii) permit a Sale or Pledge of any direct or indirect interest in Borrower; other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.15 and (B) Permitted Transfers.
(c)A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents and Profits; (iii) if a Restricted Party is a corporation, any merger, consolidation or a Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) any change in Control of Borrower or Guarantor, directly or indirectly.
(d)Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent.  This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

Notwithstanding any other provision to the contrary, transfers or issuances of beneficial interests in Borrower are permitted, provided each of the following conditions to such transfer or issuance of beneficial interests set forth below have been satisfied:

(A)	the Transfer or issuance of beneficial interests in Borrower does not cause there to be more than one thousand nine hundred ninety-nine (1,999) holders of beneficial interests in Borrower;

(B)	(i) no person owns more than twenty-five percent (25%) of the beneficial interests in Borrower following any transfer or series of transfers that did not hold greater than twenty-five percent (25%) as of the date of Transfer, or (ii) if a person owns more than twenty-five percent (25%) of the beneficial interests in Borrower following any transfer or series of transfers that did not hold greater than twenty-five percent (25%) as of the Effective Date, then such person will have been approved by Lender pursuant to Lender’s underwriting approval standards and such person shall not be a prohibited person;

(C)	each beneficial interest owner transferee (i) shall be an "Accredited Investor" (as defined in the regulations promulgated by the Securities and Exchange Commission), other than as specifically permitted pursuant to Rule 506{b) of Regulation D or Regulation A+, (ii) shall comply with applicable laws, including applicable securities laws and regulations;

(D)	each Transfer is in compliance with the Trust Agreement, including the Ownership Records of Borrower being revised to reflect such Transfer;

(E)	the Transfer does not cause a change in Control of Borrower; and

(F)	Borrower provides notice of such Transfer within thirty (30) days following the Transfer.

Additional Permitted Transfers.

(1)   Notwithstanding the foregoing, Borrower may affect a Conversion provided that:

(A)Borrower provides Lender with at least ten (10) days prior written notice of such Conversion;
(B)Borrower executes an assumption agreement and/or modification agreement in form and substance acceptable to Lender in Lender’s sole discretion;
(C)the ownership interests in Borrower immediately prior to the Conversion are identical to the ownership interests in Borrower immediately following the Conversion;
(D)Borrower shall reimburse all of Lender’s out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the documents executed and delivered in connection with such Conversion;

(E)neither Borrower nor any Person that Controls or owns, directly or indirectly, more than twenty-five percent (25%) of Borrower is a Prohibited Person; and

(G)   no later than ten (10) days subsequent to such Conversion, Borrower shall provide Lender (i) the documentation filed with the appropriate office in Borrower’s state of formation evidencing such Conversion, (ii) copies of the organizational documents of Borrower including any amendments, filed with the appropriate office in Borrower’s state of formation reflecting the post-Conversion Borrower name, form of organization, and structure, and (iii) if available, new certificates of good standing or valid formation for Borrower.

Section 7.2Intentionally Deleted.

ARTICLE VIII.  DEFAULTS
Section 8.1Events of Default.  The term “Event of Default,” as used in this Agreement, shall mean the occurrence of any of the following events:
(a)if (A) any Monthly Debt Service Payment Amount or Maturity Date is not paid when due, (B) any deposit to any of the Reserve Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment of such other portion of the Debt continues for five (5) days following notice to Borrower that the same is due and payable;
(b)if any of the Impositions are not paid when the same are due and payable except to the extent (A) sums sufficient to pay the Impositions in question had been reserved hereunder prior to the applicable due date for the Impositions in question for the express purpose of paying the Impositions in question and Lender failed to pay the Impositions in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained in any manner and (C) no Event of Default was continuing;
(c)if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 6.1 hereof;
(d)any representation or warranty made herein or in the other Loan Documents (including any certificates, schedules, and financial statements delivered in connection with any of the foregoing), or otherwise made by or on behalf of Borrower or any other Borrower Party in connection with the transactions contemplated hereunder, shall be false or misleading in any material respect when made;

(e)any Transfer shall be made in violation of the terms of this Agreement or the other Loan Documents;
(f)if (i) Borrower, Trust Manager, any SPE Component Entity or Guarantor shall commence any case, proceeding or other action (A) under any existing or future Legal Requirements of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) Borrower, Trust Manager, or any other Borrower Party shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against Borrower, Trust Manager, or any other Borrower Party, any case, a proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against Borrower, Trust Manager, or any other Borrower Party, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; (v) Borrower, Trust Manager, or any other Borrower Party or any of their affiliates shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), (iii) or (iv) above; or (v) Borrower, Trust Manager, or any other Borrower Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) Borrower or Trust Manager is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Guarantor or its subsidiaries;
(g)if any federal tax lien is filed against Borrower, Trust Manager, any SPE Component Entity, Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) for a period of thirty (30) days;
(h)the existence of any Environmental Condition which is not fully remediated in accordance with the requirements of all applicable Governmental Regulations within sixty (60) days following the date that Borrower first acquires knowledge of such Environmental Condition; provided, however, if such remediation cannot be accomplished within such sixty (60) day period, the time for Borrower’s completion of such remediation shall be extended for such additional period as may be reasonably required by Borrower for such completion, provided further that Borrower (1) shall commence such remediation within sixty (60) days following the date Borrower first acquires knowledge of such Environmental Condition and thereafter exercises its best efforts to prosecute the completion of such remediation and (ii) Borrower is diligently pursuing such remediation in accordance with the timeline established by the applicable Governmental Regulations (provided that Borrower applying in good faith for approvals, authorizations, certifications, licenses and permits required in connection with such remediation shall be deemed a commencement);
(i)subject to Borrower’s rights of contest set forth in Section 4.4(b) and Section 4.17(b) hereof, if the Property becomes subject to any mechanic’s, materialmen’s or other Lien (including without limitation, any federal tax lien but excluding any Lien for local real estate taxes and assessments not then due and payable) and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after notice thereof to Borrower;
(j)subject to Section 7.2 hereof, if any default occurs in the performance of any guarantor’s or indemnitor’s obligations under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods set forth in such guaranty or indemnity, or if any representation or warranty of any guarantor or indemnitor thereunder shall be false or misleading in any material respect when made;
(k)if any representation and/or covenant herein relating to ERISA matters is breached;
(l)the filing of an action for partition of Borrower or the Property by any Beneficial Owner;
(m)the failure of Borrower to comply with applicable state laws relating to Borrower’s status as a statutory trust;
(n)the amendment or modification of the Trust Agreement made without Lender’s prior written consent;
(o)the failure of Borrower or Trust Manager to comply with any term of the Trust Agreement;
(p)any violation of, or misrepresentation in, the provision of Section 3.37 hereof;
(q)if Borrower or Guarantor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or the other Loan Documents not specified in subsections (a) to (p) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any

Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower and/or Guarantor shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower and/or Guarantor in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;
(r)if at any time there shall be a default under the terms of any Lease beyond all applicable grace, notice and/or cure periods;
(s)any exercise by any Tenant of any right of set-off or abatement with respect to rent or additional rent or any right of termination of the applicable Lease as a result of a default by Borrower under said Lease;
(t)if Borrower cancels, terminates, amends or modifies any Lease or fails to enforce the material terms and provisions of any Lease or waives any material provision of any Lease, in each case without Lender’s prior written consent; or
(u)any Tenant is released or absolved from all or substantially all liability under the applicable Lease as a result of any amendment, modification, cancellation or termination of said Lease consented to by Borrower that is made without Lender’s prior written consent, including without limitation, an amendment or modification in contravention of Section 4.15 of this Agreement.
Section 8.2Remedies.  The provisions of Article IX of the Security Instrument are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
Section 8.3Duration of Events of Default.  If any Event of Default occurs (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), such Event of Default shall cease to continue at such time as Lender accepts, in writing, performance of the defaulted obligation and/or shall execute and deliver a written agreement in which Lender expressly states that such Event of Default has ceased to continue.  Borrower shall have no right to cure any Event of Default, and Lender shall not be obligated under any circumstances whatsoever to accept such cure or performance or to execute and deliver any such writing.  Without limitation, this Section shall govern in any case where reference is made in the Loan Documents, the Guaranty, if any, and/or the Environmental Indemnity to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.

ARTICLE IX.  PARTICIPATION AND SALE OF LOAN
Section 9.1Assignment by Lender.  Borrower agrees that Lender may assign, sell or transfer the Loan, its rights under this Agreement and the other Loan Documents and any servicing rights with respect to the Loan, whether in whole or in part, and/or grant participations in the Loan.  In the event of any assignment of the Loan by Lender, Lender (and its partners, officers, directors, agents, attorneys, administrators, trustees, parents, subsidiaries, advisors, affiliates, beneficiaries, shareholders, representatives, servants and employees and their respective affiliates) will be deemed released of and from any obligation or liability (including, without limitation, any Losses of any Person) with respect to the Loan, this Agreement and the other Loan Documents (without any further action or agreement required) with respect to the Loan.  Lender may forward to any potential assignee or transferee of any interest in the Loan or any servicing rights with respect to the Loan any and all documents and information which Lender now has or may hereafter acquire relating to the Loan and to the Borrower Parties and the Property, whether furnished by the Borrower Parties or otherwise, as Lender determines necessary or desirable.  Borrower, on behalf of itself and the Borrower Parties, agrees to reasonably cooperate with Lender in connection with any transaction contemplated in this Section 9.1.  Lender shall use commercially reasonable efforts to notify Borrower within ten (10) days after any such sale or assignment (other than a sale or assignment to an Affiliate of Lender, a fund or separate account managed by, or under common management with, Lender or to a financial institution under a master purchase agreement in connection with the financing of the Loan by Lender).
ARTICLE X.  EXCULPATION
Section 10.1Exculpation.
(a)Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents and Profits, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s and/ or Trust Manager’s interest in the Property, in the Rents and Profits and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents.  The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Security Instrument; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.
(b)Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any Losses incurred or suffered by Lender arising out of or in connection with the following:
(i)fraud or intentional misrepresentation by Borrower, any SPE Component Entity, Principal (as defined in Section 10.1(c)(ii) below) or Guarantor in connection with the Loan;
(ii)the gross negligence or willful misconduct of Borrower, any SPE Component Entity, Principal or Guarantor;
(iii)material physical waste to the Property caused by the acts or omissions of any Borrower Party and/or the removal or disposal of any portion of the Property after an Event of Default;
(iv)the removal or disposal of any portion of the Property after an Event of Default, unless any personal property that is removed or disposed of is replaced with personal property of the same utility and the same or greater value;
(v)the misappropriation, misapplication or conversion by Borrower, any SPE Component Entity, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents and Profits following an Event of Default, or (D) any rents paid more than one month in advance;
(vi)failure to pay Impositions, charges for labor or materials or other charges that can create liens on any portion of the Property in accordance with the terms and provisions hereof; provided that there shall be no personal liability under this Section 10.1(b)(vi) to the extent that amounts have been deposited with Lender into the Tax and Insurance Reserve Account sufficient to pay such costs pursuant to this Agreement, Lender’s access to such funds is not restricted, and the same are not applied toward payment of such costs in violation of the terms of the Loan Documents;

(vii)failure to pay Insurance Premiums, to maintain the Policies in full force and effect and/or to provide Lender evidence of the same, in each case, as expressly provided herein; provided that there shall be no personal liability under this Section 10.1(b)(vii) to the extent that amounts have been deposited with Lender into the Tax and Insurance Reserve Account sufficient to pay such Insurance Premiums pursuant to this Agreement, Lender’s access to such funds is not restricted, and the same are not applied toward payment of such costs in violation of the terms of the Loan Documents;
(viii)any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(ix)any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents or any transfer or similar taxes (whether due upon the making of the same or upon Lender’s exercise of its remedies under the Loan Documents), but excluding any income, franchise or other similar taxes;
(x)Borrower fails to comply with any Cash Management Provisions or fails to appoint a new property manager upon the request of Lender or fails to comply with any limitations on instructing the property manager, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement and the other Loan Documents;
(xi)if Borrower, Guarantor or any Affiliate of Borrower or Guarantor files any litigation or other legal proceeding to contest, impedes, delays or opposes the exercise by Lender of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents; provided that neither Borrower nor Guarantor shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of Borrower, Guarantor or any Affiliate of Borrower or Guarantor raised in good faith;
(xii)the delivery of any financial statement required hereunder prepared by an in-house accountant of Borrower or Guarantor or another Affiliate of Borrower or Guarantor that is false or misleading in any material respect or otherwise contains a material misstatement or inaccuracy, regardless of whether such misstatement or inaccuracy was fraudulent, intentional or negligent;
(xiii)the filing of an action for partition of Borrower or the Property by any Beneficial Owner;

(xiv)the failure of Borrower to comply with applicable state laws relating to Borrower’s status as a statutory trust;
(xv)the termination, amendment or modification of the Trust Agreement made without Lender’s prior written consent, except in connection with a Conversion pursuant to Section 4.27 of this Agreement;
(xvi)the failure of Borrower or Trust Manager to comply with any term of the Trust Agreement;
(xvii)any tax consequences to any Beneficial Owner resulting from the dissolution or Conversion of Borrower;
(xviii)any determination that the beneficial interests in Borrower are not eligible replacement property for a tax-deferred exchange of property under Section 1031 of the Code pursuant to Revenue Ruling 2004-86, including, without limitation, any resulting claims by individuals members or holders of such beneficial interests;
(xix)any violation of, or misrepresentation in, the provisions of Section 3.36 or Section 3.37 of this Agreement;
(xx)any violation or breach of any representation, warranty, covenant or other provision contained in Section 3.6 or Section 4.13 hereof; or
(xxi)any cancellation, termination, amendment or modification of any Lease, or failure to enforce the terms and provisions of any Lease, or waiver of any provision of any Lease, in each case by Borrower and without Lender’s prior written consent.
(c)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents,
(i)Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and
(ii)the Debt shall be fully recourse to Borrower:
(A)in the event of: (1) Borrower, any SPE Component Entity, or any Person that Controls Borrower (“Principal”) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (2) the filing of an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, any SPE Component Entity, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPE Component Entity from any Person; (3) Borrower, any SPE Component Entity, or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (4) Borrower, any SPE Component Entity or Principal, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPE Component Entity, or any portion of the Property; or (5) Borrower or any SPE Component Entity making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (6) Borrower fails to cause a Conversion to occur as and when required pursuant to Section 4.27 of this Agreement;
(B)in the event of any violation or breach of any representation, warranty, covenant or other provision contained in Section 3.19, Section 4.21 or Section 7.1 hereof;
(C)the Property or any portion thereof or interest therein becomes an asset in a bankruptcy or insolvency proceeding that is not dismissed within sixty (60) days (other than a bankruptcy or insolvency proceeding filed by Lender or its affiliates);
(D)the first Monthly Debt Service Payment under the Note is not paid in full when due;
(E)Borrower fails to obtain Lender’s prior consent to any indebtedness (in excess of unsecured trade payables incurred in the ordinary course of business) for borrowed money that is secured by the Property or any interest therein and/or by a pledge of direct or indirect interests in Borrower, in each case in violation of the Loan Documents; or
(F)excepting ordinary trade payables, the voluntary granting of a lien, claim or any other type encumbrance against the Property securing the repayment of indebtedness or otherwise that is prohibited by the terms of the Loan Documents, or the collusion with or acquiescence to such a lien, claim or other encumbrance.
ARTICLE XI.  CASH MANAGEMENT
Section 11.1Clearing Account.
(a)Upon the first occurrence of a Trigger Period, Borrower shall establish and, thereafter during the term of the Loan maintain, an account (the “Clearing Account”) with a local bank selected by Borrower and approved by Lender (which approval shall not be unreasonably withheld or delayed) (the “Clearing Bank”) in trust for the benefit of Lender in accordance with an agreement among Borrower, Lender, and the Clearing Bank in form and substance reasonably acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the “Clearing Account Agreement”).  The Clearing Account shall be under the sole dominion and control of Lender.  Lender and its servicer shall have the sole right to make withdrawals from the Clearing Account.  All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower.
(b)During the occurrence and continuance of a Trigger Period, Borrower shall cause all Rents and Profits to be delivered directly to the Clearing Account. Upon the first occurrence of a Trigger Period and in accordance with the Clearing Account Agreement, Borrower shall deliver written instructions (which instructions can be revoked only upon the termination of the Trigger Period) to all tenants under Leases to deliver all Rents and Profits payable thereunder directly to the Clearing Account.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents, in the event Borrower shall receive any amounts constituting Rents and Profits during the occurrence and continuance of a Trigger Period, Borrower shall deposit all such amounts received by Borrower or the property manager into the Clearing Account within one (1) Business Day after receipt thereof.
(c)Borrower shall obtain from Clearing Bank its agreement to transfer, from and after such time as the Clearing Bank has received a Cash Management Activation Notice and until such time as the Clearing Bank has received a Cash Management Deactivation Notice, all amounts on deposit in the Clearing Account to the Cash Management Account in immediately available funds by federal wire transfer once every Business Day.
(d)Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Clearing Account to the payment of the Obligations in  the order, set forth in Section 11.2(b).
(e)The Clearing Account shall not be commingled with other monies held by Borrower or Clearing Bank.
(f)Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g)Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Clearing Account and/or the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established, unless caused by gross negligence or willful misconduct of Lender.
Section 11.2Cash Management Account.
(a)Upon the first occurrence of a Trigger Period, Lender, on Borrower’s behalf, shall establish and maintain a segregated account (the “Cash Management Account”) of (i) receiving and holding all Rents and Profits from the Property and other related income and (ii) disbursing sums on deposit therein in accordance with this Agreement. The Cash Management Account shall be held by Lender, Servicer or a bank selected by Lender that is an Eligible Institution (“Cash Management Bank”) for the benefit of Lender.  The Cash Management Account shall be under the sole dominion and control of Lender.  The Cash Management Account may be titled with such designation as Lender may require, including, without limitation, renaming and/or re-titling the Cash Management Account to reflect any assignment or transfer of the Loan or any transfer of the servicing of the Loan.  Borrower hereby grants to Lender a first priority security interest in any Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing Lender to file UCC-1 Financing Statements and continuations thereof.  Borrower will not in any way alter or modify the Cash Management Account.  Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted or to enable Cash Management Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to the Cash Management Account.  Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account in accordance with this Agreement and the other Loan Documents.  All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower in accordance with this Agreement.
(b)Provided no Event of Default shall have occurred and is continuing, on each Monthly Payment Date during the continuance of a Trigger Period, Cash Management Bank shall apply all funds on deposit in the Cash Management Account in the following amounts and order of priority:

(i)First, funds sufficient to pay the next monthly deposit in the Tax and Insurance Reserve Account in accordance with the terms and conditions of Section 5.1 hereof for Impositions and insurance premiums to be disbursed to Lender to pay such monthly deposit;
(ii)Second, funds sufficient to pay the fees and expenses of Cash Management Bank and Clearing Bank then due and payable to Cash Management Bank and Clearing Bank in connection with the administration and maintaining of the Cash Management Account and Clearing Account shall be disbursed to the Cash Management Bank and Clearing Bank to pay such fees and expenses;
(iii)Third, funds sufficient to pay the Monthly Debt Service Payment Amount then due shall be disbursed to Lender to pay such Monthly Debt Service Payment Amount;
(iv)Fourth, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and any other amounts then due and payable under the Loan Documents shall be disbursed to Lender to pay such interest, late payment charges and such other amounts;
(v)Fifth, funds sufficient to pay the next Monthly Operating Expense Deposit in the Operating Expense Reserve Account in accordance with the terms and conditions of Section 5.3 hereof to be held and disbursed in accordance with Section 5.3 hereof;
(vi)Sixth, funds sufficient to pay the next Monthly Capital Expenditure Deposit in the Capital Expenditure Reserve Account in accordance with the terms and conditions of Section 5.5 hereof to be held and disbursed in accordance with Section 5.5 hereof.
(c)Any disbursements or disposition of funds or assets which Cash Management Bank makes pursuant to this Agreement shall be subject to Cash Management Bank’s standard policies, procedures and documentation governing the type of disbursement or disposition made; provided, however, that in no circumstances will any such disbursement or disposition require Borrower’s consent.
(d)All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender to the Obligations in such order and priority as Lender shall determine.
(e)If, following the occurrence of a Trigger Event, a Trigger Termination Event shall have occurred, then (i) Lender shall notify Clearing Bank of such Trigger Termination Event and shall instruct Clearing Bank to transfer funds in the Clearing Account to or at the direction of Borrower, (ii) Cash Management Bank shall cease applying funds in accordance with, as applicable, Section 11.2(b) hereof, and (iii) Rents and Profits shall not be required to be deposited into the Clearing Account until the occurrence of any subsequent Trigger Period.
(f)If, following the occurrence of a Trigger Event, a Trigger Termination Event shall have occurred, any funds then on deposit in the Cash Management Account shall be transferred by Cash Management Bank to the Clearing Account.
(g)Borrower shall pay to Cash Management Bank and Lender and/or Cash Management Bank’s and Lender’s counsel on demand, from time to time, all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted with respect to the Cash Management Account, the custody, care, sale, transfer, administration, collection of or realization on the Cash Management Account and the sums contained therein, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Cash Management Bank and/or Lender relating to the Cash Management Account.  Such fees and charges shall be paid to Cash Management Bank pursuant to Section 11.2(b)(ii) hereof and Cash Management Bank shall be entitled to charge the Cash Management Account for such fees and charges.  Such fees and charges shall be customary for the services of Cash Management Bank described herein in connection with commercial mortgage loans intended for securitization and secured by properties similar to the Property.  Borrower agrees to pay all Cash Management Bank’s fees and charges for the maintenance and administration of the Cash Management Account  and for the treasury management and other account services provided with respect to the Cash Management Account (collectively “Cash Management Bank Fees”), including, but not limited to, the fees for (a) funds transfer services received with respect to the Cash Management Account, (b) funds advanced to cover overdrafts in the Cash Management Account (but without Cash Management Bank being in any way obligated to make any such advances), and (c) duplicate bank statements.  Cash Management Bank Fees will be paid by Cash Management Bank in accordance with this Agreement by debiting the Cash Management Account  on the Business Day that the Cash Management Bank Fees are due, without notice to Borrower.  If there are not sufficient funds in the Cash Management Account to cover fully the Cash Management Bank Fees on the Business Day Cash Management Bank attempts to debit them from the Cash Management Account, such shortfall or the amount of such Cash Management Bank Fees will be paid by Borrower to Cash Management Bank, without setoff or counterclaim, within ten (10) Business Days after demand from Cash Management Bank.  Borrower’s obligation to pay Cash Management Bank Fees accrued prior to the termination of this Agreement or the resignation or replacement of Cash Management Bank shall survive the termination of this Agreement or the resignation or replacement of Cash Management Bank.

(h)Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Cash Management Account (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Cash Management Account was established.  Borrower shall indemnify and hold Cash Management Bank and its employees and officers harmless from and against any Losses incurred by Cash Management Bank arising from or in any way connected with the Cash Management Account (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Cash Management Account was established, except to the extent that such loss or damage results from Cash Management Bank’s illegal acts, fraud, gross negligence or willful misconduct.
(i)If invested, sums on deposit in the Cash Management Account shall be invested at the direction of Lender.
(j)Borrower hereby agrees that Lender may maintain sub-accounts within the Cash Management Account in connection with any payments otherwise required under this Agreement, the Security Instrument, the Note and the other Loan Documents, which sub-accounts may be ledger or book entry accounts and not actual accounts.  All reasonable costs and expenses for establishing and maintaining such sub-accounts shall be paid by Borrower.
(k)Borrower hereby agrees that the Cash Management Account may be maintained as either a “securities account” (as such term is defined in Section 8-501(a) of the UCC or a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC)).  Borrower and Lender agree that the Cash Management Account shall be maintained in such a manner that Lender shall have control of the Cash Management Account that is a “securities account” (within the meaning of Section 8-106(d)(2) of the UCC) and control of the Cash Management Account that is a “deposit account” (within the meaning of Section 9-104(a) of the UCC).
(l)The Cash Management Account and all sub-accounts within the Cash Management Account shall be deemed to be located in the State of Tennessee for all purposes hereunder and under the UCC.  The jurisdiction of the Cash Management Bank shall be deemed to be the State of Tennessee for all purposes hereunder and the UCC.
(m)Lender may replace Cash Management Bank from time to time with a new Cash Management Bank upon notice to Borrower.  Borrower hereby agrees to take, upon request by Lender, all reasonable action necessary to facilitate the transfer of the respective obligations, duties and rights of Cash Management Bank to the successor thereof selected by Lender in its sole and absolute discretion.

(n)Borrower hereby acknowledges and agrees that any action permitted or required of Lender pursuant to the Loan Documents, including, without limitation, this Section 11.2, may be performed by Servicer and Borrower shall accept such action as if performed by Lender.  Borrower further acknowledges and agrees that Lender may appoint or terminate, in its sole discretion, any entity to act as Servicer pursuant to this Agreement at any time and from time to time.  Borrower shall be responsible for the payment of all actual out-of-pocket third-party expenses incurred by Servicer in performing such services under this Section 11.2.
Section 11.3Rights on Default.  Notwithstanding anything to the contrary contained in this Agreement, the Security Instrument, the Note or the other Loan Documents, upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Cash Management Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
Section 11.4Payments Received Under Cash Management.  The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever.  Notwithstanding anything to the contrary contained in this Agreement, the Security Instrument, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Accounts, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the terms of this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
ARTICLE XII.  INTENTIONALLY DELETED
ARTICLE XIII.  MISCELLANEOUS
Section 13.1Successors and Assigns; Terminology.  This Agreement applies to Lender, Borrower Parties and Borrower, and their heirs, legatees, devisees, administrators, executors, successors and assigns.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.  The term “Borrower” shall include both the original Borrower and any subsequent owner or owners of any of the Property.  The term “Borrower Party” and “Borrower Parties” shall include both the original Borrower Parties, if any, and any subsequent or substituted Borrower Parties.  In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
Section 13.2Lender’s Discretion.  Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender or any financial ratio is to be calculated or determined, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or Lender’s calculation or determination shall (except as is otherwise expressly herein provided) be in the sole discretion of Lender and shall be final and conclusive absent manifest error.  The use of the phrase “in Lender’s sole discretion”, “in the sole discretion of Lender” and words of similar import, when used in this Agreement or any other Loan Document (as well as the absence thereof) with respect to a particular matter shall not be deemed in any way to limit or modify the provisions of the preceding sentence with respect to such matter.

Section 13.3Applicable Law; Consent to Jurisdiction.  BORROWER AND LENDER HEREBY AGREE THAT THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF TENNESSEE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTEREST CREATED PURSUANT TO THE SECURITY INSTRUMENT AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, IT BEING UNDERSTOOD THAT BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.  BORROWER HEREBY IRREVOCABLY: (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR THE UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN SHELBY COUNTY, TENNESSEE, IN CONNECTION WITH ANY MATTER GOVERNED BY THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF VIRIGINIA, AND AGREES TO SUIT BEING BROUGHT IN SUCH COURTS, AS LENDER MAY ELECT; (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL) POSTAGE PREPAID,  TO ITS ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER’S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.
Section 13.4Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN SECURED BY THE SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR

NULLIFY ITS EFFECT.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT HAS EXECUTED THIS AGREEMENT BELOW.  BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.

Section 13.5Modification.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 13.6Notices.  All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Agreement shall be in writing.  All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 13.6.  Any notice shall be deemed to have been received upon receipt or refusal to accept delivery, in each case as shown on the return receipt or the receipt of United States Express Mail or such overnight commercial courier service.

If to Lender:

Pinnacle Bank

21 Platform Way S., Suite 2300

Nashville, TN 37203

Attention: Kacy Hunt

with a copy to

Sands Anderson PC

919 East Main Street, Suite 2300

Richmond, VA 23219

Attention: Robin Walker, Esq.

If to Borrower:

MDRR XXV DST 1

6614 Three Chopt Road

Richmond, VA 23226

Attention:  C. Brent Winn

With a copy to:

Williams Mullen

200 S. 10th Street

Richmond, VA 23219

Attention: Cindy J. Heidel

Section 13.7Headings.  The Article and/or Section headings and the Table of Contents in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement
Section 13.8Severability.  If any provision of this Agreement should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Agreement except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Debt immediately due and payable.
Section 13.9Preferences.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 13.10Usury Savings Clause.  It is the intention of Borrower and Lender to conform strictly to all applicable usury laws now or hereinafter in force.  All agreements in this Agreement and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money, to the extent that any sums secured by the Security Instrument or by the other Loan Documents shall not be exempt from such laws, exceed the highest lawful rate permitted under applicable usury laws as now or hereinafter construed by the court having jurisdiction over such matters.  If, from any circumstance whatsoever, fulfillment of any provision of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall, at the option of Lender, be deemed a mistake and such excess shall be rebated to Borrower or, held in trust by Lender for the benefit of Borrower and shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Borrower.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under the Note, this Agreement, or any other Loan Document shall under no circumstances exceed the Maximum Legal Rate upon the unpaid principal balance of the Note remaining from time to time.  In the event such interest does exceed the Maximum Legal Rate, it shall be deemed a mistake and such excess shall be canceled automatically and if theretofore paid, rebated to Borrower or credited on the principal amount of the Note, or if the Note has been repaid, then such excess shall be rebated to Borrower.

Section 13.11Right to Deal.  In the event that ownership of the Property becomes vested in a Person other than Borrower, Lender may, without notice to Borrower, deal with such successor or successors in interest with reference to this Agreement or the Obligations in the same manner as with Borrower, without in any way vitiating or discharging Borrower’s liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.  It being agreed that Lender’s dealing with any such successor or successors as aforesaid shall not relieve Borrower of its obligations or liabilities hereunder or under the Loan Documents (including, without limitation, the Obligations), all of which shall remain the primary obligations and liabilities of Borrower as a principal hereunder and thereunder, and not as merely a guarantor or by way of stand-by liability.
Section 13.12Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 13.13Remedies of Borrower.  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement, the other Loan Documents or the Environmental Indemnity, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 13.14Expenses; Cost of Enforcement.
(a)Borrower covenants and agrees to pay its own costs and expenses and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii)

Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, but not limited to, any out of pocket costs, fees and expenses incurred in connection with any advance hereunder); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; (viii) servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to permit or undertake transfers in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) through (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any Servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that Borrower directly pay the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the

Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
(b)In the event (i) that the Security Instrument is foreclosed in whole or in part, (ii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (iii) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
Section 13.15Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 13.16No Joint Venture or Partnership; No Third-Party Beneficiaries.
(a)Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)This Agreement, the other Loan Documents and the Environmental Indemnity are solely for the benefit of Lender and Borrower, as applicable, and nothing contained in this Agreement, the other Loan Documents or the Environmental Indemnity shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 13.17Publicity.  All news releases, press releases, publicity, advertising or similar communications by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior review, revision and approval of Lender, not to be unreasonably withheld.
Section 13.18Waiver of Marshalling of Assets.  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 13.19Waiver of Offsets/Defenses/Counterclaims.  Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents or the Environmental Indemnity.  No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents or the Environmental Indemnity.
Section 13.20Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents or the Environmental Indemnity, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and the Environmental Indemnity and that such Loan Documents and the Environmental Indemnity shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents, the Environmental Indemnity or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender and its Affiliates engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 13.21Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, and Borrower shall be solely responsible for payment of all commissions, finder’s fees or similar amounts due and payable, if any, to any financial advisor, broker, underwriter, placement agent, agent or finder on the Execution Date.  Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and disbursements) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 13.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 13.22Prior Agreements.  This Agreement, the other Loan Documents and the Environmental Indemnity contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the loan application, are superseded by the terms of this Agreement, the other Loan Documents and the Environmental Indemnity.
Section 13.23Liability of Borrower.  The obligations of Borrower under this Agreement, the Security Instrument and the other Loan Documents are subject to the limitations on recourse set forth in Section 10.1.
Section 13.24Joint and Several Liability.  If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.
Section 13.25Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement.
Section 13.26Time of the Essence.  Time shall be of the essence with respect to all of Borrower’s obligations under this Agreement, the other Loan Documents and the Environmental Indemnity.
Section 13.27No Merger.  In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by the Security Instrument with the fee estate in the Property.
Section 13.28Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date of this Agreement.

LENDER:

PINNACLE BANK

a Tennessee bank

By:	/s/ Suzanne Gardner
Name:	Suzanne Gardner
Its:	Senior Vice President

Loan Agreement – Signature Page

BORROWER:

MDRR XXV DST 1

a Delaware statutory trust

By:MDRR XXV Trust Manager 1, LLC

a Delaware limited liability company

Its:Manager

By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Its:	Chief Financial Officer

Loan Agreement – Signature Page

SCHEDULE 3.22

MATERIAL AGREEMENTS

1.	None

Schedule 3.22 to Loan Agreement

SCHEDULE 3.34

REAs

1.	Declaration of Easements, Covenants and Restrictions for Nine Mile Plaza Shopping Center Pensacola, Escambia, County, Florida, recorded July 17, 2014 in Official Records Book 7198, Page 274, as amended in that First Amendment to the Declaration of Easements, Covenants and Restrictions recorded in Official Records Book 7375, Page 992, as further affected by that Second Amendment to the Declaration of Easements, Covenants and Restrictions recorded in the Official Records Book 9194, Page 871m, of the Public Records of Escambia County, Florida.

Schedule 3.34 to Loan Agreement

EXHIBIT A

RENT ROLL

Lease dated September 21, 2024, by and between Borrower, as successor landlord, and Tesla, Inc., a Texas corporation, as tenant, as modified by that certain First Amendment to Lease dated June 30, 2025.

Exhibit A to Loan Agreement